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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          DEMETER HOLDINGS CORPORATION

                                WRC MERGER CORP.,

                                WRV MERGER CORP.,

                             WHITE RIVER CORPORATION

                                       AND

                           WHITE RIVER VENTURES, INC.







                          Dated as of December 11, 1997








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                                TABLE OF CONTENTS


ARTICLE I....................................................................2

THE MERGER...................................................................2
        SECTION 1.1   The Closing............................................2
        SECTION 1.2   Effective Time.........................................2
        SECTION 1.3   Effect of the Merger...................................2
        SECTION 1.4   Certificate of Incorporation; By-Laws..................2
        SECTION 1.5   Directors and Officers.................................3
        SECTION 1.6   Effect on Capital Stock................................3
        SECTION 1.7   Exchange of Certificates...............................3
        SECTION 1.8   Stock Transfer Books...................................6
        SECTION 1.9   No Further Ownership Rights in Company Stock...........6
        SECTION 1.10  Lost, Stolen or Destroyed Certificates.................6
        SECTION 1.11  Common Stock Merger Price..............................6
        SECTION 1.12  Further Action.........................................8
        SECTION 1.13  Material Adverse Effect................................8

ARTICLE 1A...................................................................8

THE SUBSIDIARY MERGER........................................................8
        SECTION 1A.1  The Closing............................................8
        SECTION 1A.2  Effective Time.........................................9
        SECTION 1A.3  Effect of the Subsidiary Merger........................9
        SECTION 1A.4  Certificate of Incorporation; By-Laws..................9
        SECTION 1A.5  Directors and Officers. ...............................9
        SECTION 1A.6  Effect on Capital Stock...............................10
        SECTION 1A.7  Stock Transfer Books..................................10
        SECTION 1A.8  Further Action. ......................................10

ARTICLE II..................................................................10

REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................10
        SECTION 2.1   Organization and Qualification; Subsidiaries..........10
        SECTION 2.2   Certificate of Incorporation and By-Laws..............10
        SECTION 2.3   Capitalization........................................11
        SECTION 2.4   Authority Relative to this Agreement..................12
        SECTION 2.5   No Conflict; Required Filings and Consents............13
        SECTION 2.6   Compliance; Permits...................................15
        SECTION 2.7   SEC Filings; Financial Statements; Investments........15
        SECTION 2.8   Absence of Certain Changes or Events..................17
        SECTION 2.9   No Undisclosed Liabilities; No Liabilities Related
                      to Purchasing LLC.....................................18
        SECTION 2.10  Absence of Litigation.................................18
        SECTION 2.11  Employee Benefit Plans; Employment Agreements.........19
        SECTION 2.12  Labor Matters.........................................20
        SECTION 2.13  Proxy Statement.......................................20
        SECTION 2.14  Subsidiaries..........................................20
        SECTION 2.15  Title to Property; Restrictions on Transfer...........20
        SECTION 2.16  Taxes.................................................21
        SECTION 2.17  Environmental Matters.................................22
        SECTION 2.18  Intellectual Property.................................23
        SECTION 2.19  Interested Party Transactions.........................24
        SECTION 2.20  Powers of Attorney....................................24
        SECTION 2.21  Books and Records.....................................24
        SECTION 2.22  Brokers...............................................24
        SECTION 2.23  Change in Control Payments............................24
        SECTION 2.24  Disclosure............................................25

ARTICLE III.................................................................25

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGERCO.......................25
        SECTION 3.1   Organization and Qualification........................25
        SECTION 3.2   Charter and By-Laws...................................25
        SECTION 3.3   Subsidiaries.  .......................................25
        SECTION 3.4   Authority Relative to this Agreement..................25
        SECTION 3.5   No Conflict; Required Filings and Consents............26

ARTICLE IV..................................................................27

CONDUCT OF BUSINESS PENDING THE MERGER......................................27
        SECTION 4.1   Conduct of Business by the Company Pending the
                      Merger................................................27
        SECTION 4.2   Notice of Acquisition Proposal........................30
        SECTION 4.3   Actions With Respect To Company Plans.................30
        SECTION 4.4   Voting................................................32
        SECTION 4.5   Fairness Opinion......................................32
        SECTION 4.6   Partnership Debt......................................32
        SECTION 4.8   Acceleration Payments.................................32
        SECTION 4.9   Indemnity Agreements..................................33
        SECTION 4.12  Trust Assets..........................................33
        SECTION 4.13  Tax Returns...........................................33

ARTICLE V...................................................................33

ADDITIONAL AGREEMENTS.......................................................33
        SECTION 5.1   HSR Act; Etc..........................................33
        SECTION 5.2   Proxy Statement.......................................34
        SECTION 5.3   Stockholders Meeting..................................34
        SECTION 5.4   Access to Information.................................35
        SECTION 5.5   Consents; Approvals...................................35
        SECTION 5.6   Notification of Certain Matters.......................36
        SECTION 5.7   Further Action.  .....................................36
        SECTION 5.8   Public Announcements..................................36
        SECTION 5.9   Conveyance Taxes......................................36

ARTICLE VI..................................................................37

CONDITIONS TO THE MERGER....................................................37
        SECTION 6.1   Conditions to Obligation of Each Party to Effect
                      the Merger............................................37
        SECTION 6.2   Additional Conditions to Obligations of Parent,
                      MergerCo and Merger Sub...............................37
        SECTION 6.3   Additional Conditions to Obligation of the Company
                      and WRV...............................................39

ARTICLE VII.................................................................40

TERMINATION.................................................................40
        SECTION 7.1   Termination...........................................40
        SECTION 7.2   Effect of Termination.................................41
        SECTION 7.3   Expenses Upon Termination.............................41

ARTICLE VIII................................................................42

GENERAL PROVISIONS..........................................................42
        SECTION 8.1   Non-Survival of Representations, Warranties,
                      Covenants and Agreements..............................42
        SECTION 8.2   Investigations; Disclosure............................42
        SECTION 8.3   Notices...............................................42
        SECTION 8.4   Definitions...........................................44
        SECTION 8.5   Definitions...........................................45
        SECTION 8.6   Amendment.............................................47
        SECTION 8.7   Waiver................................................47
        SECTION 8.8   Headings..............................................47
        SECTION 8.9   Severability..........................................48
        SECTION 8.10  Entire Agreement......................................48
        SECTION 8.11  Assignment............................................48
        SECTION 8.12  Parties in Interest...................................48
        SECTION 8.13  Failure or Indulgence Not Waiver; Remedies
                      Cumulative............................................48
        SECTION 8.14  Governing Law.........................................48
        SECTION 8.15  Counterparts..........................................48
        SECTION 8.17  Expenses..............................................49





                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER is dated as of December 11, 1997 (this "Agreement"), among Demeter Holdings Corporation, a Massachusetts corporation ("Parent"), WRC Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("MergerCo."), WRV Merger Corp., a Delaware corporation and a wholly owned subsidiary of WRC Merger Corp. ("Merger Sub"), White River Corporation, a Delaware corporation (the "Company") and White River Ventures, Inc., a Delaware corporation and a wholly owned subsidiary of Company ("WRV").

                                    RECITALS:

     WHEREAS, the Boards of Directors of Parent, MergerCo, Merger Sub, the Company and WRV have each determined that it is advisable and in the best interests of their respective stockholders for (i) MergerCo to enter into a business combination with the Company and (ii) Merger Sub to enter into a business combination with WRV, each upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance of such combination, (i) the Boards of Directors of MergerCo and the Company have each approved the merger (the "Merger") of MergerCo with and into the Company in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL") and (ii) the Boards of Directors of Merger Sub and WRV have each approved the merger (the "Subsidiary Merger") of Merger Sub with and into the WRV in accordance with the applicable provisions of the DGCL;

     WHEREAS, pursuant to the Merger, each outstanding share (each, a "Share") of (i) the Company's common stock, $0.01 par value (the "Company Common Stock"), shall be converted into the right to receive the Common Stock Merger Price (as defined in Section 1.11) and (ii) the Company's Series A Non-Participating Cumulative Preferred Stock, $1.00 par value (the "Company Series A Preferred Stock"), shall be converted into the right to receive the Series A Merger Price (as defined in Section 1.7(b)) (the Company Common Stock and the Company Series A Preferred Stock are referred to collectively herein as the "Company Stock"), all upon the terms and subject to the conditions set forth herein; and

     WHEREAS, prior to the consummation of the Merger, the Company will sell to a limited liability company or other entity (the "Purchasing LLC") (i) those assets described on Exhibit A for a cash purchase price (the "Excluded Asset Price") of at least $3.2 million and (ii) all investment assets purchased by the Company after September 30, 1997 and all assets acquired other than in the ordinary course of business after September 30, 1997 (other than cash and cash equivalents) for a cash amount equal to the aggregate price paid by the Company for such assets (collectively, the "Excluded Assets"), and the Purchasing LLC will assume any and all liabilities (absolute, accrued, contingent, due, to become due or otherwise) of or relating to the Excluded Assets (collectively, the "Excluded Liabilities"). Such transaction is referred to herein as the "Asset Disposition."


     NOW, THEREFORE, in consideration of the foregoing and the mutual representations and warrants and mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, MergerCo, Merger Sub, the Company and WRV hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

     SECTION 1.1  The Closing.

     (a) The Merger. At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement and the DGCL, MergerCo shall be merged with and into the Company, the separate corporate existence of MergerCo shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     (b) Time and Place. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the Merger will take place at the offices of Ropes & Gray, One International Place, Boston, Massachusetts, unless another place is agreed to in writing by the parties hereto.

     SECTION 1.2 Effective Time. As promptly as practicable but in any event no later than the third business day after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the DGCL (the "Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the time of such filing or such later time as is specified in the Certificate of Merger being the "Effective Time").

     SECTION 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and MergerCo shall vest in the Surviving Corporation.

     SECTION 1.4  Certificate of Incorporation; By-Laws.

     (a) Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of MergerCo, as in effect on the date hereof, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such Certificate of Incorporation, except that the name of the Surviving Corporation shall be the name of the Company.

     (b) By-Laws. The By-Laws of MergerCo, as in effect on the date hereof, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-Laws; and the Board of Directors of the Surviving
Corporation shall consist of the same number of directors as the number of directors of MergerCo at the Effective Time.

     SECTION 1.5 Directors and Officers. The directors of MergerCo immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the MergerCo immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     SECTION 1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, MergerCo, the Company or the holders of any of the following securities:

     (a) Conversion of Securities. Each Share issued and outstanding immediately prior to the Effective Time (excluding any Shares to be canceled pursuant to Section 1.6(b)) shall be converted into the right to receive the Applicable Merger Price (as defined in Section 1.7(b)).

     (b) Cancellation. Each Share held in the treasury of the Company and each Share owned by any wholly owned Subsidiary of the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

     (c) Capital Stock of MergerCo. Each share of common stock, $0.001 par value, of MergerCo issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.001 par value, of the Surviving Corporation.

     SECTION 1.7  Exchange of Certificates.

     (a) Exchange Agent. At or prior to the Effective Time, (i) the Company shall deposit to or for the account of First Chicago Trust Company of New York, or such other bank or trust company as shall be designated by MergerCo (the "Exchange Agent"), in trust for the benefit of the holders of Company Stock, for exchange in accordance with this Section 1.7, through the Exchange Agent, an amount (the "Company Deposit"), in immediately available funds, equal to all of the Company's cash and cash equivalents (excluding any cash and cash equivalents included in the Excluded Assets) as of the Effective Time and (ii) Parent shall deposit, or shall cause to be deposited, to or for the account of the Exchange Agent, in trust for the benefit of the holders of Company Stock, for exchange in accordance with this Section 1.7 through the Exchange Agent, an amount, in immediately available funds, equal to the aggregate amount payable in accordance with Section 1.7(b) less the Company Deposit. The Exchange Agent shall agree to hold such funds (together with earnings thereon, being referred to herein as the "Exchange Fund") for delivery as contemplated by this Section 1.7 and upon such additional terms as may be agreed upon by the Exchange Agent, the Company and MergerCo before the Effective Time.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, MergerCo will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares of Company Stock (each, a "Certificate") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as MergerCo may reasonably specify) and (ii) instructions to effect the surrender of the Certificates in exchange for the Applicable Merger Price (as defined below). Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) in the case of holders of Company Common Stock, the Common Stock Merger Price (as determined pursuant to Section 1.11) in cash, and (B) in the case of holders of Company Series A Preferred Stock, $1,000 per share of such Company Series A Preferred Stock plus an amount equal to any accrued and unpaid dividends until the Effective Time in cash (the "Series A Merger Price," and the merger price applicable to any given Share being referred to herein as the "Applicable Merger Price") and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Stock which is not registered in the transfer records of the Company as of the Effective Time, the Applicable Merger Price may be paid in accordance with this Article I to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 1.7(b) and by evidence that any applicable stock transfer taxes have been paid. Anything herein to the contrary notwithstanding, no interest or dividends shall accrue or be payable or paid on any portion of the Applicable Merger Price payable to any person hereunder. At and after the Effective Time, each holder of a Certificate to be canceled pursuant to this Section 1.7(b) or Dissenting Shares (as defined below) shall cease to have any rights as a stockholder of the Company, except for the right to surrender Certificates in the manner prescribed by this Section 1.7(b) in exchange for payment of the Applicable Merger Price or, in the case of a holder of Dissenting Shares, the right to perfect the right to receive payment for Dissenting Shares pursuant to Section 262 of the DGCL. No transfer of Company Stock shall be made on the stock transfer books of the Surviving Corporation at or after the Effective Time.

     (c) No Liability. At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to the Surviving Corporation any remaining amount of the Exchange Fund which had been made available to the Exchange Agent pursuant hereto and which has not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation only as general creditors thereof with respect to the Applicable Merger Price payable upon due surrender of their Certificates. Notwithstanding the foregoing, none of Parent, MergerCo or the Company shall be liable to any holder of Company Stock for any Applicable Merger Price delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (d) Withholding Rights. The Surviving Corporation or the Exchange Agent shall be entitled to deduct and withhold from the Applicable Merger Price otherwise payable pursuant to this Agreement to any holder of Company Stock such amounts as the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares of Company Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

     (e) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary but only in the circumstances and to the extent provided by the DGCL, shares of Company Stock which are outstanding immediately prior to the Effective Time and which are held by stockholders who did not vote such shares in favor of the Merger or consent thereto in writing and who shall have properly and timely delivered to the Company a written demand for payment of the fair cash value of shares of Company Stock in the manner provided in and complied with all of the relevant provisions of Section 262 of the DGCL ("Dissenting Shares") shall not be converted into or represent the right to receive the Applicable Merger Price. Instead, the holders thereof shall be entitled to payment of the fair cash value of such shares in accordance with the provisions of Section 262 of the DGCL; provided, however, that (i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for payment of the fair cash value of such shares and the Board of Directors of the Company or the Surviving Corporation, as the case may be, shall consent thereto, or (ii) if any holder fails to establish and perfect his entitlement to the relief provided in such Section 262 or if the right of such holder to receive the fair cash value of such shares of Company Stock as to which he seeks relief otherwise terminates pursuant to Section 262 of the DGCL, such shares shall thereupon cease to be deemed to be Dissenting Shares and shall be deemed to have been converted into and represent the right to receive, upon the surrender of the Certificates representing such shares, as of the Effective Time, the Applicable Merger Price. The Company will not settle any demand with respect to any Dissenting Shares without the written consent of MergerCo.

     SECTION 1.8 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company relating to the Company Stock shall be closed, and there shall be no further registration of transfers of Company Stock thereafter on the records of the Company.

     SECTION 1.9 No Further Ownership Rights in Company Stock. The Applicable Merger Price delivered upon the surrender for exchange of Shares of Company Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     SECTION 1.10 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof and delivery of bond in such sum as the Exchange Agent, Parent or MergerCo may reasonably direct as indemnity against any claim that may be made against Parent, MergerCo or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed, such Applicable Merger Consideration as may be required pursuant to Section 1.7.

     SECTION 1.11  Common Stock Merger Price.

     (a) The "Common Stock Merger Price" shall be the quotient obtained by dividing (i) the Merger Price (as defined below) by (ii) the number of shares of Company Common Stock issued and outstanding and not held in treasury immediately before the Effective Time. The "Merger Price" shall be $399,850,000, as adjusted by this Section 1.11.

     (b) The Merger Price shall be decreased by the amount of any decrease in the aggregate cash and cash equivalents of the Company and its wholly owned Subsidiaries from September 30, 1997 until the Effective Time as a result of any expenditures out of the ordinary course, including for this purpose, without limitation, (i) the sum of (x) expenditures in connection with the acquisition of investment assets and (y) cash contributed to Hanover Accessories, Inc. or to any other companies acquired by the Company after September 30, 1997 (offset by the aggregate of all cash payments made to the Company in respect of the Excluded Assets by Purchasing LLC in excess of $3.2 million), (ii) Acceleration Payments, if any, not paid on or before December 30, 1997 and (iii) any expenditures in connection with the Merger, the Asset Disposition or otherwise in connection with the transactions contemplated by this Agreement, except to the extent such expenditures are applied to pay amounts reserved as "Accrued Expenses" on the Statement of Net Assets to be Sold attached hereto as Exhibit B (the "Statement of Assets"). The Merger Price shall be increased by the amount of interest earned by the Company and its wholly owned Subsidiaries with respect to the cash and cash equivalents (including interest on the Republic NY Corporation Subordinated Note 7.25% due July 15, 2002) of the Company and its wholly owned Subsidiaries from September 30, 1997 until the Effective Time.

     (c) Without duplication of any other change in the Merger Price pursuant to this Section 1.11, the Merger Price shall also be decreased by the aggregate amount of all liabilities (absolute, accrued, contingent, due, to become due or otherwise) incurred by the Company (offset by any payments made in respect of such liabilities), other than Excluded Liabilities, after September 30, 1997 and before the Effective Time, including without limitation any liabilities incurred in connection with the Merger, the Asset Disposition or otherwise in connection with the transactions contemplated by this Agreement.

     (d) Without duplication of any other change in the Merger Price pursuant to
Section 1.11, the Merger Price shall also be (i) decreased by the amount equal to 0.65 multiplied by the aggregate amount of all Benefit Costs (as herein defined) other than any Severance Costs in excess of $36,660,000, if any, or
(ii) increased by the amount equal to 0.65 multiplied by the excess, if any, of $36,660,000 over the aggregate amount of all Benefit Costs other than any Severance Costs.

     (e) Without duplication of any other decrease pursuant to this Section 1.11, the Merger Price shall also be decreased to the extent the Acceleration Payments (as defined in Section 4.8) paid by the Company or its Subsidiaries on or before December 30, 1997 exceed $7,500,000. Notwithstanding any changes which would otherwise be made pursuant to this Section 1.11, other than the changes to the Merger Price in this Section 1.11(e), no change shall be made to the Merger Price as a result of the Acceleration Payments, if such payments are made in accordance with the provisions of Section 4.8.

     (f) The Merger Price shall also be decreased by the excess of (i) the sum of the aggregate Series A Merger Price payable by Parent hereunder as a result of the Merger and any dividends paid by the Company with respect to the Company Series A Preferred Stock after September 30, 1997 and before the Effective Time over (ii) $7,000,000.

     (g) Without duplication of any other change in the Merger Price pursuant to this Section 1.11, the Merger Price shall also be (i) decreased to the extent the aggregate amount of all bonus, severance, termination and similar payments, excluding Benefit Costs, that would be payable by the Company or its wholly owned Subsidiaries (whether or not paid as of the Effective Time) as a result of the termination of all of the employees of the Company and its wholly owned Subsidiaries ("Severance Costs") exceeds $1,033,000 or (ii) increased to the extent such amount is less than $1,033,000.

     (h) In the event any of the actions set forth in Section 4.3(b) are not taken by the Company on or before December 30, 1997, the Merger Price shall be decreased by the amount equal to 0.35 multiplied by the aggregate amount of payments made on or after January 1, 1998 pursuant to the Incentive Plan, as the same may be amended.

     (i) Without duplication of any other change in the Merger Price pursuant to this Section 1.11, the Merger Price shall also be increased by the amount of any liabilities reserved for on the Statement of Assets released prior to the Effective Time with the consent of Parent to be granted or withheld in Parent's sole discretion.

     (j) Without duplication of any other change in the Merger Price pursuant to this Section 1.11, the Merger Price shall be decreased to the extent, if any, that the Excluded Asset Price is less than $3.2 million in cash.

     (k) Without duplication of any other change in the Merger price pursuant to this Section 1.11, the Merger Price shall be increased by an amount equal to
0.65 multiplied by the amount of any cash paid to the Company upon the sale by the Company of the Trust Assets (as defined in Section 4.12 hereof) if such Trust Assets are sold by the Company in accordance with the last sentence of
Section 4.12 hereof.

     (l) Without duplication of any other change to the Merger Price pursuant to this Section 1.11, the Merger Price shall be decreased by the amount of cash, if any, paid to the Liquidating Trustee as described in Section 4.12 hereof.

     SECTION 1.12 Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and MergerCo, the officers and directors of the Company and MergerCo immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take all such lawful and necessary action and will take all such lawful and reasonably necessary action.

     SECTION 1.13 Material Adverse Effect. When used in connection with the Company or any of its Subsidiaries, the term "Material Adverse Effect" means any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, (a) is or is reasonably likely to be materially adverse to the business, assets, financial condition or results of operations of the Company and its Subsidiaries or the Surviving Corporation and its Subsidiaries, in each case taken as a whole or (b) does or is reasonably likely to materially delay or prevent the consummation of the transactions contemplated hereby.


                                   ARTICLE 1A

                              THE SUBSIDIARY MERGER

     SECTION 1A.1  The Closing.

     (a) The Subsidiary Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the DGCL, Merger Sub shall be merged with and into WRV, the separate corporate existence of Merger Sub shall cease, and WRV shall continue as the surviving corporation. WRV as the surviving corporation after the Subsidiary Merger is hereinafter sometimes referred to as the "Subsidiary Surviving Corporation."

     (b) Time and Place. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the Subsidiary Merger will take place at the offices of Ropes & Gray, One International Place, Boston, Massachusetts, unless another place is agreed to in writing by the parties hereto.

     SECTION 1A.2 Effective Time. The parties hereto shall cause the Subsidiary Merger to be consummated by filing a certificate of merger as contemplated by the DGCL (the "Subsidiary Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL to be effective as of the Effective Time.

     SECTION 1A.3 Effect of the Subsidiary Merger. At the Effective Time, the effect of the Subsidiary Merger shall be as provided in this Agreement, the Subsidiary Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of WRV and Merger Sub shall vest in the Subsidiary Surviving Corporation.

     SECTION 1A.4  Certificate of Incorporation; By-Laws.

     (a) Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of the Subsidiary Merger Sub, as in effect on the date hereof, shall be the Certificate of Incorporation of the Subsidiary Surviving Corporation until thereafter amended in accordance with the DGCL and such Certificate of Incorporation, except that the name of the Subsidiary Surviving Corporation shall be the name of WRV.

     (b) By-Laws. The By-Laws of Merger Sub, as in effect on the date hereof, shall be the By-Laws of the Subsidiary Surviving Corporation until thereafter amended in accordance with the DGCL, the Certificate of Incorporation of the Subsidiary Surviving Corporation and such By-Laws; and the Board of Directors of the Subsidiary Surviving Corporation shall consist of the same number of directors as the number of directors of Merger Sub at the Effective Time.

     SECTION 1A.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Subsidiary Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Subsidiary Surviving Corporation, and the officers of the Merger Sub immediately prior to the Effective Time shall be the initial officers of the Subsidiary Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     SECTION 1A.6 Effect on Capital Stock. At the Effective Time, by virtue of the Subsidiary Merger and without any action on the part of Parent, MergerCo, Merger Sub, the Company or WRV, (i) each share of common stock, $1.00 par value, of WRV issued and outstanding immediately prior to the Effective Time shall be one validly issued, fully paid and nonassessable share of common stock, $0.001 par value, of the Subsidiary Surviving Corporation, and, (ii) each share of common stock $0.001 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be canceled, and (iii) any other capital stock of either Merger Sub or WRV outstanding immediately prior to the Effective Time shall be canceled.

     SECTION 1A.7 Stock Transfer Books. At the Effective Time, the stock transfer books of WRV relating to the capital stock of WRV shall be closed, and there shall be no further registration of transfers of the capital stock of WRV thereafter on the records of WRV.

     SECTION 1A.8 Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Subsidiary Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of WRV and Merger Sub, the officers and directors of the WRV and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take all such lawful and necessary action and will take all such lawful and reasonably necessary action.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and MergerCo as follows:

     SECTION 2.1 Organization and Qualification; Subsidiaries. Each of the Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it owns, leases or operates and to carry on its business as it is now being conducted. Each of the Company and each of its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

     SECTION 2.2 Certificate of Incorporation and By-Laws. The Company has heretofore furnished to MergerCo a complete and correct copy of its Certificate of Incorporation and By-Laws and the Certificate of Incorporation and By-laws of CCC Information Services Group Inc. ("CCC"), each as most recently restated and subsequently amended to date. Such Certificates of Incorporation and By-Laws are in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its respective Certificate of Incorporation or By-Laws.

     SECTION 2.3  Capitalization.

     (a) Capitalization of the Company. The authorized capital stock of the Company consists of (i) 62,500,000 shares of Company Common Stock and (ii) 5,000,000 shares of Preferred Stock, $1.00 par value, of which 7,000 shares have been designated as Company Series A Preferred Stock and 50,000 shares have been designated as Series B Participating Cumulative Preferred Stock (the "Company Series B Preferred Stock"). 6,370,000 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and 1,495,244 of such 6,370,000 shares of Company Common Stock are held in treasury. 7,000 shares of Company Series A Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares of Company Series A Preferred Stock are held in treasury. No shares of Company Series B Preferred Stock are issued and outstanding. Except as set forth in Section 2.3(a) of the written disclosure schedule delivered on or prior to the date hereof by the Company to Parent and MergerCo that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II (the "Company Disclosure Schedule"), there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its wholly owned Subsidiaries or obligating the Company or any of its wholly owned Subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its wholly owned Subsidiaries. No shares of Company Common Stock or Company Series A Preferred Stock are held by Subsidiaries of the Company. As of the date hereof, there are no accrued and unpaid dividends with respect to the Company Series A Preferred Stock. None of the outstanding securities of the Company was issued in violation of the Securities Act of 1933, as amended (the "Securities Act"), or the securities or blue sky laws of any state or jurisdiction. Except as disclosed in Section 2.3(a) of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Stock or the capital stock of any Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution, guaranty or otherwise) in any such Subsidiary. Except as set forth in Section 2.3(a) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and, except for the shares of capital stock of CCC's Subsidiaries and except for the shares of capital stock of CCC not owned by the Company or the Company's wholly-owned Subsidiaries, all such shares are owned by the Company or its wholly-owned Subsidiaries free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever (collectively, "Liens"), except for the Stockholders Agreement .

     (b)  Capitalization of CCC. The authorized capital stock of CCC consists of
(i) 30,000,000 shares of common stock, $.10 par value (the "CCC Common Stock"), and (ii) 100,000 shares of Preferred Stock, $1.00 par value, of which 5,000 shares have been designated Series C Cumulative Redeemable Preferred Stock (the "CCC Series C Preferred Stock), 34,000 shares have been designated Series D Cumulative Redeemable Preferred Stock (the "CCC Series D Preferred Stock") and 500 shares have been designated Series E Cumulative Redeemable Preferred Stock (the "CCC Series E Preferred Stock"). 24,577,350 shares of CCC Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and 117,618 of such 24,577,350 shares of CCC Common Stock are held in treasury. 630 shares of CCC Series C Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares of CCC Series C Preferred Stock are held in treasury. 3,785 shares of CCC Series D Preferred Stock are issued and outstanding, all of which are fully paid and nonassessable, and no shares of CCC Series D Preferred Stock are held in treasury. 500 shares of CCC Series E Preferred Stock are issued and outstanding, all of which are fully paid and nonassessable, and no shares of CCC Series E Preferred Stock are held in treasury. Except as set forth in Section 2.3(b) of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of CCC or any of its Subsidiaries or obligating CCC or any of its Subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, CCC or any of its Subsidiaries. All shares of capital stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. None of the outstanding securities of CCC issued since January 1, 1993 was issued in violation of the Securities Act or the securities or blue sky laws of any state or jurisdiction. Except as set forth in Section 2.3(b) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of CCC's Subsidiaries are owned by CCC or its wholly-owned Subsidiaries free and clear of all Liens.

     (c) The authorized capital stock of WRV consists solely of 1,000 shares of common stock, $1.00 par value, all of which are issued and outstanding and are validly issued, fully paid and nonassessable.

     SECTION 2.4  Authority Relative to this Agreement.

     (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to requisite shareholder approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger, the Asset Disposition and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the adoption of this Agreement by the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL and the Company's Certificate of Incorporation and By-Laws). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, MergerCo and Merger Sub constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, (i) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) subject to general principles of equity.

     (b) The Board of Directors of the Company has duly and validly approved and taken all corporate action required to be taken by the Board of Directors for the consummation of the Merger, the Asset Disposition and the other transactions contemplated by this Agreement, including, but not limited to, all actions necessary to render the provisions of Section 203 of the DGCL inapplicable to this Agreement and the Merger. The Board of Directors of the Company has determined that it is advisable and in the best interest of the Company's stockholders for the Company to enter into a business combination with Parent and MergerCo upon the terms and subject to the conditions of this Agreement, and has recommended that the Company's stockholders approve and adopt this Agreement, the Merger and the Asset Disposition.

     (c) All of the Continuing Directors of the Company (as defined in the Certificate of Incorporation of the Company) have approved the transactions contemplated by this Agreement for purposes of Paragraph B.1 of Article Eight of the Certificate of Incorporation of the Company. The Board of Directors of the Company has taken all action necessary to amend the Rights Agreement to ensure that such transactions will not cause any Rights (as defined in the Rights Agreement) to become exercisable and to ensure that such Rights will not exist after consummation of the Merger.

     (d) WRV has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by WRV and the consummation by WRV of the Subsidiary Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of WRV are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by WRV and, assuming the due authorization, execution and delivery by Parent, MergerCo and Merger Sub, constitutes a legal, valid and binding obligation of WRV enforceable against WRV in accordance with its terms, (i) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and
(ii) subject to general principles of equity.

     SECTION 2.5  No Conflict; Required Filings and Consents.

     (a) The exhibit index to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997, as supplemented by Section 2.5(a)(i) of the Company Disclosure Schedule, includes each agreement, contract or other instrument (including all amendments thereto) to which the Company or any of its Subsidiaries is a party or by which any of them is bound and which would be required pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder to be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K and each other agreement, contract or other instrument to which the Company is a party. The Company has made available to MergerCo on or prior to the date hereof true, correct and complete copies of each such agreement, contract, instrument and amendment. To the actual knowledge of the Company, the exhibit index to CCC's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997, as supplemented by Section 2.5(a)(ii) of the Company Disclosure Schedule, includes each agreement, contract or other instrument (including all amendments thereto) to which CCC or any of its Subsidiaries is a party or by which any of them is bound and which would be required pursuant to the Exchange Act and the rules and regulations thereunder to be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K. The Company has made available to MergerCo on or prior to the date hereof true, correct and complete copies of each such agreement, contract, instrument and amendment.

     (b) Except as disclosed in Section 2.5(b) of the Company Disclosure Schedule, and except as disclosed in the Company SEC Reports and the CCC SEC Reports, (i) neither the Company nor any of its Subsidiaries has breached, is in default under, or has received written notice of any breach of or default under, any of the agreements, contracts or other instruments referred to in Section 2.5(a), (ii) to the best knowledge of the Company and its Subsidiaries, no other party to any of the agreements, contracts or other instrument referred to in
Section 2.5 (a) has breached or is in default of any of its obligations thereunder, and (iii) to the knowledge of the Company, each of the agreements, contracts and other instruments referred to in Section 2.5(a) is in full force and effect. The representations and warranties in this Section 2.5(b) are made only to the actual knowledge of the Company to the extent they relate to CCC and its Subsidiaries.

     (c) Except as set forth in Section 2.5(c) of the Company Disclosure Schedule, the execution and delivery of this Agreement by each of the Company and WRV does not, and the performance of this Agreement by each of the Company and WRV and the consummation of the Merger, the Asset Disposition, the Subsidiary Merger and the other transactions contemplated hereby will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company or the Certificate of Incorporation or By-Laws of any of its Subsidiaries, (ii) conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties is bound or affected. The representations and warranties in clauses (ii) and (iii) of this Section 2.5(c) are made only to the actual knowledge of the Company to the extent they relate to CCC and its Subsidiaries.

     (d) The execution and delivery of this Agreement by each of the Company and WRV does not, the performance of this Agreement by each of the Company and WRV will not, and the consummation by the Company of the Merger, the Asset Disposition and the other transactions contemplated hereby and the consummation by WRV or the Subsidiary Merger will not, require the Company or WRV to receive any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority except for applicable requirements, if any, of the Securities Act, the Exchange Act, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the filing and recordation of appropriate merger or other documents as required by the DGCL.

     SECTION 2.6  Compliance; Permits.

     (a) Except as disclosed in Section 2.5(b) or 2.6(a) of the Company Disclosure Schedule, and except as disclosed in the Company SEC Reports and the CCC SEC Reports, neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties is bound or affected. The representations and warranties in this Section 2.6(a) are made only to the actual knowledge of the Company to the extent they relate to CCC and its Subsidiaries.

     (b) Except as disclosed in Section 2.6(b) of the Company Disclosure Schedule, and except as disclosed in the Company SEC Reports and the CCC SEC Reports, the Company and its Subsidiaries hold all permits, licenses, easements, franchises, variances, exemptions, consents, certificates, orders, authorizations and approvals from governmental authorities (collectively, the "Company Permits") which are necessary or appropriate to own, lease and operate the properties it owns, leases or operates and for the operation of the business of the Company and its Subsidiaries as it is now being conducted. Except as disclosed in the Company SEC Reports and the CCC SEC Reports, the Company and its Subsidiaries are in compliance with the terms of the Company Permits. The representations and warranties in this Section 2.6(b) are made only to the actual knowledge of the Company to the extent they relate to CCC and its Subsidiaries.

     SECTION 2.7  SEC Filings; Financial Statements; Investments.

     (a) The Company has timely filed all forms, reports and documents required to be filed with the Securities and Exchange Commission (the "SEC") and has made available to MergerCo (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (ii) all other reports or registration statements filed by the Company with the SEC since January 1, 1996, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) since January 1, 1996 and (iv) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC pursuant to the requirements of the Exchange Act or the Securities Act ((i)-(iv) collectively, the "Company SEC Reports"). The Company SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then also on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. CCC has timely filed all forms, reports and documents required to be filed with the SEC and the Company has made available to MergerCo (i) CCC's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (ii) all other reports or registration statements filed by CCC with the SEC since January 1, 1996, (iii) all proxy statements relating to CCC's meetings of stockholders (whether annual or special) since January 1, 1996 and (iv) all amendments and supplements to all such reports and registration statements filed by CCC with the SEC pursuant to the requirements of the Exchange Act or the Securities Act ((i)-(iv) collectively, the "CCC SEC Reports"). The CCC SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then also on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries (other than CCC) is required to file any forms, reports or other documents with the SEC.

     (b) The Company has heretofore delivered to MergerCo the following financial statements (including, in each case, any related notes thereto): (i) audited consolidated and consolidating statements of financial condition of the Company and its Subsidiaries as of December 31, 1995 and 1996, and the related consolidated and consolidating statements of operations, statements of stockholders' equity and statements of cash flow for the fiscal years ended
December 31, 1995 and 1996, and (ii) the unaudited consolidated and consolidating statements of financial condition of the Company and its
Subsidiaries as of September 30, 1997 and the related consolidated and consolidating statements of operations, statements of stockholders' equity and statements of cash flows for the nine months ended September 30, 1997, each of which such audited and unaudited financial statements has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each of which fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows and stockholder's equity for the periods indicated, except that the unaudited interim financial statements are subject to normal and recurring year-end adjustments which will not be material in amount. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the CCC SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each of which fairly presents in all material respects the consolidated financial position of CCC and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows and stockholder's equity for the periods indicated, except that the unaudited interim financial statements are subject to normal and recurring year-end adjustments which will not be material in amount.

     (c) As of September 30, 1997, the Company and its wholly owned Subsidiaries had cash and cash equivalents (including cash and cash equivalents included in the Excluded Assets and excluding cash and cash equivalents of Hanover Accessories, Inc.) determined in accordance with generally accepted accounting principles applied on a consistent basis with prior periods of at least $191,832,629 (the "September 30 Cash Amount"). The Company and its wholly owned Subsidiaries own beneficially and of record 8,584,564 shares of CCC Common Stock, 630 shares of CCC Series C Preferred Stock, 3,601 shares of CCC Series D Preferred Stock and 500 shares of CCC Series E Preferred Stock. The Company and its wholly owned Subsidiaries own beneficially and of record 3,600,009 shares of Common Stock of Cross Timbers Oil Company and a 21.33% limited partnership interest in Richard C. Blum & Associates, NWA Partners, L.P. (the "Partnership"). The assets of the Partnership include 5,396,643 shares of Class A Common Stock of Northwest Airlines Corp., 658,755 of which shares are subject to the options (the "Options") set forth in the Stockholders Agreement described in Section 2.7(c) of the Company Disclosure Schedule, and 1,727 shares of Series B Preferred Stock (the "NWA Preferred") of Northwest Airlines Corp. As of October 14, 1997, the Options had been exercised and the NWA Preferred then held by the Partnership had been redeemed, and, accordingly, the Company's cash and cash equivalents increased by $26,346,049 after the distribution of such cash proceeds by the Partnership. The organizational and charter documents of the Partnership and all agreements between the Company and its Subsidiaries on one hand and the Partnership on the other, and, to the actual knowledge of the Company, all agreements affecting the assets of the Partnership are listed on
Section 2.7(c) of the Company Disclosure Schedule. Section 2.7(c) of the Company Disclosure Schedule lists any other securities (other than capital stock of wholly-owned Subsidiaries) held by the Company or any of its wholly owned Subsidiaries.

     SECTION 2.8 Absence of Certain Changes or Events. As of the date of this Agreement, except as set forth in Section 2.8(a) through Section 2.8(g) of the Company Disclosure Schedule, the Company SEC Reports or the CCC SEC Reports and except for the execution and delivery of this Agreement, since January 1, 1997, each of the Company and its Subsidiaries has conducted its business in the ordinary course consistent with past practice and there has not occurred: (a) any Material Adverse Effect; (b) any amendments or changes in the Certificate of Incorporation or By-laws of the Company or similar organizational documents of its Subsidiaries; (c) any material damage to, destruction or loss of any material asset of the Company or any of its Subsidiaries (whether or not covered by insurance) (d) any material change by the Company or by CCC in its accounting methods, principles or practices; (e) any material revaluation by the Company or by CCC of any of their respective assets or any of their respective Subsidiaries' assets, including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable; (f) any sale, disposition of or Lien upon any assets of the Company or any of its Subsidiaries (except (i) sales of goods and services by CCC and its Subsidiaries in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions by CCC of obsolete or worthless assets and (iii) sales of immaterial assets by CCC); or (g) any other action or event that would have required the consent of MergerCo pursuant to any of the following provisions of
Section 4.1 had such action or event occurred after the date of this  Agreement:
Section 4.1(d),  Section 4.1(e), Section 4.1(f), Section 4.1(g), Section 4.1(h),
Section 4.1(i), and Section 4.1(j). The  representations  and warranties in this
Section 2.8 are made only to the actual knowledge of the Company to the extent they relate to CCC and its Subsidiaries.

     SECTION 2.9 No Undisclosed Liabilities; No Liabilities Related to Purchasing LLC. Except as is disclosed in Section 2.9(i) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has, and, except for liabilities of MergerCo prior to the Effective Time, neither the Surviving Corporation nor any of its Subsidiaries immediately after giving effect to the Merger and the Asset Disposition will have, any liabilities (absolute, accrued, contingent, due, to become due or otherwise), except liabilities (a) in the aggregate adequately provided for on the face of the September 30, 1997 Balance Sheet contained in the Company's Report on Form 10-Q for the quarter ended September 30, 1997 (the "September 30, 1997 Balance Sheet"), (b) in the aggregate adequately provided for on the face of CCC's audited balance sheet for the fiscal year ended December 31, 1996 contained in the CCC SEC Reports, (c) incurred since September 30, 1997 by the Company and its wholly owned Subsidiaries in the ordinary course of business consistent with past practices, (d) incurred since December 31, 1996 by CCC and its Subsidiaries in the ordinary course of business consistent with past practice or (e) Excluded Liabilities. Except as set forth in Section 2.9(ii) of the Company Disclosure Schedule, after the consummation of the Asset Disposition, (a) neither the Company nor any of its Subsidiaries (i) will be providing credit support for, or guaranteeing the payment or performance of, any liability or obligation of the Purchasing LLC, or (ii) will otherwise directly or indirectly be liable or responsible for any Excluded Liability, (b) the Purchasing LLC will not have any obligation or liability, or be a party to any contract, agreement or other instrument, a default with respect to which would give rise to any right by the Purchasing LLC or any third party against the Company or any of its Subsidiaries or any of their respective assets and (c) neither the Company nor its Subsidiaries will have any liability or obligation to the Purchasing LLC or any third party as a result of the Asset Disposition. The representations and warranties in this Section 2.9 are made only to the actual knowledge of the Company to the extent they relate to CCC and its Subsidiaries.

     SECTION 2.10 Absence of Litigation. Except as set forth in Section 2.10 of the Company Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the best knowledge of the Company or its Subsidiaries, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, or any basis therefor, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign. Except as set forth in
Section 2.10 of the Company Disclosure Schedule, no judgment, order or decree of any governmental authority has been issued against the Company or any of its Subsidiaries. The representations and warranties in this Section 2.10 are made only to the actual knowledge of the Company to the extent they relate to CCC and its Subsidiaries.

     SECTION 2.11 Employee Benefit Plans; Employment Agreements. Except in each case as set forth in Section 2.11 of the Company Disclosure Schedule, (i) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any employee welfare plans (as defined in Section 3(1) of ERISA) or any bonus, stock option, stock purchase, incentive, deferred compensation, deferred benefits, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements (collectively, the "Company Plans"), which could result in liability of the Company or any of its Subsidiaries; (ii) all Company Plans are in compliance in all material respects with the requirements prescribed by any and all Laws (including ERISA and the Code), currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Pension Benefit Guaranty Corporation (the "PBGC"), Internal Revenue Service (the "IRS") or the Secretary of the Treasury), and the Company and each of its Subsidiaries have performed all material obligations required to be performed by them under, are not in any respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Plans; (iii) each Company Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under
Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (iv) all contributions required to be made to any Company Plan pursuant to Section 412 of the Code, or the terms of the Company Plan or any collective bargaining agreement, have been made on or before their due dates; (v) with respect to each Company Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30-day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; (vi) no withdrawal (including a partial withdrawal) has occurred with respect to any multiemployer plan within the meaning set forth in Section 3(37) of ERISA that has resulted in, or could reasonably be expected to result in, any withdrawal liability for the Company or any of its Subsidiaries; and (vii) neither the Company nor any of its Subsidiaries has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the PBGC, and contributions not in default to the respective plans, arising in the ordinary course). As of the date of this Agreement, the aggregate amount of cash liabilities (the "Benefit Costs") for which the Surviving Corporation, the Company and the Company's wholly-owned Subsidiaries will be liable pursuant to all Company Plans (taking into account the effect of the consummation of the Merger and the Asset Disposition and the completion by the Company of the actions set forth in Section 4.3), other than any Severance Costs, will not exceed $36,660,000. Section 2.11 of the Company Disclosure Schedule lists all employment and consulting agreements to which the Company or any of its wholly owned Subsidiaries is a party and all Company Plans. The representations and warranties in this Section 2.11 are made only to the actual knowledge of the Company to the extent they relate only to CCC and its Subsidiaries.

     SECTION 2.12 Labor Matters. Except as set forth in Section 2.12 of the Company Disclosure Schedule: (i) there are no claims, disputes or proceedings pending or, to the best knowledge of the Company or any of its wholly-owned
Subsidiaries, threatened, between the Company or any of its wholly-owned Subsidiaries and any of their respective employees; (ii) neither the Company nor any of its wholly-owned Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its wholly-owned Subsidiaries, nor does the Company or any of its wholly-owned Subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) neither the Company nor any of its wholly-owned Subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its wholly-owned Subsidiaries.

     SECTION 2.13 Proxy Statement. The information supplied by the Company for inclusion or incorporation by reference in the proxy statement to be sent to the stockholders of the Company in connection with the meeting of the stockholders of the Company to consider the Merger (the "Company Stockholders Meeting") (such proxy statement as amended or supplemented is referred to herein as the "Proxy Statement"), will not, on the date the Proxy Statement is first mailed to stockholders, at the time of the Company Stockholders Meetings or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made in such information not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meetings which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in a supplement to the Proxy Statement, the Company shall promptly inform MergerCo. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information contained in the Proxy Statement provided by Parent or MergerCo in writing specifically for inclusion in the Proxy Statement

     SECTION 2.14 Subsidiaries. Immediately before the Effective Time, the Company will have no Subsidiaries other than WRV, CCC and CCC's Subsidiaries.

     SECTION 2.15 Title to Property; Restrictions on Transfer. Except as set forth in Section 2.15(i) of the Company Disclosure Schedule, and except, with respect to CCC and its Subsidiaries, as set forth in the CCC SEC Reports, the Company and each of its Subsidiaries have good, defensible and marketable title to all of their respective properties and assets, free and clear of all Liens; and all leases pursuant to which the Company or any of its Subsidiaries lease from others material amounts of real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default). Except as set forth in Section 2.15(ii) of the Company Disclosure Schedule no assets of the Company or any of its wholly-owned Subsidiaries are, and none of the assets described in Section 2.7(c) and no other material assets of the Surviving Corporation or any of its wholly-owned Subsidiaries after giving effect to the Merger will be, subject to any restrictions limiting the sale, transfer or other disposition of such assets.

     SECTION 2.16  Taxes.

     (a) For purposes of this Agreement, "Tax" or "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) all interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the Internal Revenue Service or any other federal, foreign, state or provincial taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

     (b) Other than as disclosed in Section 2.16(b) of the Company Disclosure Schedule, (i) each of the Company and each wholly-owned Subsidiary has timely filed all Tax Returns required to be filed by it and all such Tax Returns were complete and correct when filed, (ii) the Company and its wholly-owned
Subsidiaries have paid all Taxes due, (iii) each of the Company and each wholly-owned Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or to be paid to any employee, independent contractor, creditor, stockholder or other third party.

     (c) Except as  disclosed  in  Section  2.16(c)  of the  Company  Disclosure
Schedule: (i) no deficiency or proposed adjustment for any Taxes has been asserted or assessed in writing by any taxing authority against the Company or any wholly-owned Subsidiary; (ii) neither the Company nor any wholly-owned Subsidiary has waived any statute of limitations in respect of Taxes or consented in writing to extend the time in which any Tax may be assessed or collected by any taxing authority; (iii) neither the Company nor any wholly-owned Subsidiary has requested or been granted an extension of time for filing any Tax Return to a date later than the Closing Date; (iv) neither the Company nor any wholly-owned Subsidiary has ever been the subject of any action, proceeding, audit or examination with respect to any liability (or asserted liability) for Taxes within the most recent four taxable years or for taxable years for which the applicable statute of limitations has not run; (v) there are no liens on any assets of the Company or any wholly-owned Subsidiary arising from the failure (or alleged failure) to pay any Tax; (vi) neither the Company nor any wholly-owned Subsidiary is a party to or bound by any Tax allocation or Tax sharing agreement with any Person, has ever been a member of an affiliated group (within the meaning of Code Section 1504) filing consolidated federal income Tax Returns (other than a group the common parent of which was the Company), or has any liability for the Taxes of any other Person, whether under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise; (vii) neither the Company nor any wholly-owned Subsidiary has filed a consent under Code Section 341(f); (viii) neither the Company nor any wholly-owned Subsidiary has agreed to make or is required to make, any adjustment under Section 481 of the Code or any comparable provision of state or foreign tax laws by reason of a change in accounting method or otherwise; (ix) neither the Company nor any wholly-owned Subsidiary is or has been a United States real property holding corporation (within the meaning of Code Section 897(c)(2)) during the applicable period specified in Code Section 897(c)(1)(A)(ii); (x) no claim has ever been made by a taxing authority in a jurisdiction in which the Company or a wholly-owned Subsidiary does not file Tax Returns that either the Company or the wholly-owned Subsidiary is or may be subject to taxation under the laws of such jurisdiction; (ix) neither the Company nor any wholly-owned Subsidiary has a permanent establishment in any foreign country, as defined in the relevant tax treaty or convention between the United States of America and such foreign country or, if a treaty does not exist, under the laws of such foreign country; and (xii) the Company has previously furnished to MergerCo or its designee true, correct and complete copies of all income Tax Returns, examination reports and statements of deficiencies filed by or with respect to, assessed against or agreed to by, as the case may be, the Company or any wholly-owned Subsidiary in respect of each of its four most recent taxable years.

     (d) Neither the Company nor any of its wholly-owned Subsidiaries owns any property of a character, the indirect transfer of which, pursuant to this Agreement, would give rise to any material documentary, stamp or other transfer tax.

     SECTION 2.17 Environmental Matters. Except as set forth in Section 2.17 of the Company Disclosure Schedule, and except as disclosed in the Company SEC Reports and the CCC SEC Reports, the Company and each of its Subsidiaries: (i) have obtained all material Company Permits which are required to be obtained under all applicable federal, state, foreign or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws") by the Company or its Subsidiaries or their respective agents; (ii) are in material compliance with all terms and conditions of such required Company Permits, and also are in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) as of the date hereof, do not have actual knowledge of nor have received written notice of any past or present violations of Environmental Laws or (iv) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Company or its Subsidiaries (or any of their respective agents) thereunder. There is no event, condition, circumstance, activity, practice, incident, action or plan which has occurred which is reasonably likely to interfere with or prevent continued compliance with Environmental Laws or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against the Company or any of its Subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste. The representations and warranties in this Section 2.17 are made only to the actual knowledge of the Company to the extent they relate to CCC and its Subsidiaries.

     SECTION 2.18  Intellectual Property.

     (a) The Company, directly or indirectly through its Subsidiaries, owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, technology, know-how and tangible or intangible proprietary information or material that are material to the business of the Company and its Subsidiaries as currently conducted by the Company or its Subsidiaries (the "Company Intangible Property Rights").

     (b) Except as set forth in the Company SEC Reports and the CCC SEC Reports, either the Company or one of its Subsidiaries is the owner of, or the exclusive or non-exclusive licensee of the Company Intangible Property Rights, and, in the case of Company Intangible Property Rights owned by the Company or any of its Subsidiaries, has sole and exclusive rights to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intangible Property Rights are being used. Except as set forth in
Section 2.18(b) of the Company Disclosure Schedule, and except as disclosed in the Company SEC Reports and the CCC SEC Reports, no claims with respect to the Company Intangible Property Rights have been asserted or, to the knowledge of the Company, are threatened by any person (i) to the effect that the manufacture, sale, licensing, or use of any of the products of the Company or any of its Subsidiaries as now manufactured, sold or licensed or used or proposed for manufacture, use, sale or licensing by the Company or any of its Subsidiaries infringes on any copyright, patent, trade mark, service mark or trade secret, (ii) against the use by the Company or any of its Subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology or know-how used in the business of the Company and its Subsidiaries as currently conducted or as proposed to be conducted, or (iii) challenging the ownership by the Company or any of its Subsidiaries or the validity of any of the Company Intangible Property Rights. All material registered trademarks, service marks and copyrights held by the Company are valid and subsisting. Except as set forth on Section 2.18(b) of the Company Disclosure Schedule, and except as disclosed in the Company SEC Reports and the CCC SEC Reports, to the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intangible Property Rights by any third party, including any employee or former employee of the Company or any of its Subsidiaries. No Company Intangible Property Right or product of the Company or any of its Subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has entered into any agreement under which the Company or its Subsidiaries is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market. The representations and warranties in this Section
2.18 (i) are made only to the actual knowledge of the Company with respect to CCC and its Subsidiaries and (ii) are not made to the extent any inaccuracy in such representations and warranties with respect to CCC and its Subsidiaries would not have a Material Adverse Effect.

     SECTION 2.19 Interested Party Transactions. Except as set forth in Section 2.19(i) of the Company Disclosure Schedule or disclosed in the Company SEC Reports under an appropriate heading, since January 1, 1996, no event has occurred that would be required to be reported by the Company as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC. Except as set forth in Section 2.19(ii) of the Company Disclosure Schedule or disclosed in the CCC SEC Reports under an appropriate heading, since January 1, 1996, no event has occurred that would be required to be reported by CCC as a Certain Relationship or Related Transaction, pursuant to
Item 404 of Regulation S-K promulgated by the SEC.

     SECTION 2.20 Powers of Attorney. There are no outstanding powers of attorney or proxies executed on behalf of the Company or WRV in respect of their respective assets, liabilities or business.

     SECTION 2.21 Books and Records. The books and corporate records (including minute books, stock record books and financial records) of the Company and each of its Subsidiaries are correct and complete in all material respects and have been maintained in accordance with sound business practices and applicable law. The representations and warranties in this Section 2.21 are made only to the actual knowledge of the Company with respect to CCC and its Subsidiaries.

     SECTION 2.22 Brokers. Except as set forth in Section 2.22 of the Company Disclosure Schedule, no broker, finder or investment banker or other party is entitled to any brokerage, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its Subsidiaries or affiliates. The fees and expenses of the entities listed on Section 2.22 of the Company Disclosure Schedule will be paid by the Company. The Company has heretofore furnished to MergerCo a complete and correct copy of all agreements between the Company and the entities listed on Section 2.22 of the Company's Disclosure Schedule pursuant to which such entities could be entitled to any payment relating to the transactions contemplated hereunder.

     SECTION  2.23  Change in Control  Payments.  Except as set forth on Section
2.23 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries have any plans, programs or agreements to which they are parties, or to which they are subject, pursuant to which payments (or acceleration of benefits) may be required upon, or may become payable directly or indirectly as a result of, a change of control of the Company or any of its Subsidiaries. The representations and warranties in this Section 2.23 are made only to the actual knowledge of the Company with respect to CCC and its Subsidiaries.

     SECTION 2.24 Disclosure. This Agreement (including the Company Disclosure Schedule) and the financial statements referred to herein do not, considered as a whole, omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. The representations and warranties in this Section 2.24 are made only to the actual knowledge of the Company with respect to CCC and its Subsidiaries.

                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGERCO

     Parent, MergerCo and Merger Sub hereby jointly and severally represent and warrant to the Company and WRV as follows:

     SECTION 3.1 Organization and Qualification. Each of Parent, MergerCo and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite corporate power and authority necessary to own and lease the properties it owns or leases and to carry on its business as it is now being conducted. Each of Parent, MergerCo and Merger Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification or licensing necessary.

     SECTION 3.2 Charter and By-Laws. Neither Parent, MergerCo nor Merger Sub is in violation of any of the provisions of its respective charter or by-laws.

     SECTION 3.3  Subsidiaries.  MergerCo has no Subsidiaries  other than Merger
Sub.

     SECTION 3.4 Authority Relative to this Agreement. Each of Parent, MergerCo and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent, MergerCo and Merger Sub and the consummation by Parent, MergerCo and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent, MergerCo and Merger Sub, and no other corporate proceedings on the part of Parent, MergerCo or Merger Sub are necessary to consummate the transactions so contemplated (other than the approval of the Merger and the Subsidiary Merger in accordance with the DGCL). The Board of Directors of MergerCo has determined that it is advisable and in the best interest of MergerCo's stockholder for MergerCo to enter into a business combination with the Company upon the terms and subject to the conditions of this Agreement. The Board of Directors of Merger Sub has determined that it is advisable and in the best interest of Merger Sub's stockholder for Merger Sub to enter into a business combination with WRV upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by Parent, MergerCo and Merger Sub and, assuming the due authorization, execution and delivery by the Company and WRV, constitutes a legal, valid and binding obligation of Parent, MergerCo and Merger Sub enforceable against each of them in accordance with its terms, (i) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors rights generally and (ii) subject to general principles of equity.

     SECTION 3.5 No Conflict; Required Filings and Consents.

     (a) The execution and delivery of this Agreement by Parent, MergerCo and Merger Sub do not, and the performance of this Agreement by Parent, MergerCo and Merger Sub and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the charter or by-laws of Parent, MergerCo or Merger Sub, (ii) conflict with or violate any Laws applicable to Parent, MergerCo or Merger Sub or by which any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's, MergerCo's or Merger Sub's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent, MergerCo or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent, MergerCo or Merger Sub is a party or by which Parent, MergerCo or Merger Sub or its respective properties are bound or affected except in the case of clauses (ii) or (iii) for any such conflicts, violations, breaches, defaults or other occurrences that will not adversely affect the ability of Parent, MergerCo or Merger Sub to perform its respective obligations hereunder or to consummate the transactions contemplated hereby.

     (b) The execution and delivery of this Agreement by Parent, MergerCo and Merger Sub does not, and the performance of this Agreement by Parent, MergerCo and Merger Sub will not, and the consummation by Parent, MergerCo and Merger Sub of the Merger and the other transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for applicable requirements, if any, of the Securities Act, the Exchange Act, the pre- merger notification requirements of the HSR Act and the filing and recordation of appropriate merger or other documents as required by the DGCL.

     SECTION 3.6 Financing. Parent has, and as of the Closing will have, sufficient cash available to it to consummate the transactions contemplated hereby.

     SECTION 3.7 Proxy Statement. The information supplied by Parent, MergerCo or Merger Sub in writing specifically for inclusion in the Proxy Statement will not, on the date the Proxy Statement is first mailed to stockholders, at the time of the Company Stockholders Meetings or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made in such information not false or misleading or omit to state any material fact necessary to correct any statement in any earlier information supplied by Parent, MergerCo or Merger Sub in writing specifically for inclusion in the Proxy Statement which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent, MergerCo or Merger Sub or any of its respective affiliates, officers or directors should be discovered by Parent, MergerCo or Merger Sub which should be set forth in a supplement to the Proxy Statement, Parent, MergerCo or Merger Sub shall promptly inform the Company. Neither Parent, MergerCo nor Merger Sub makes any representation or warranty with respect to any information contained in the Proxy Statement not provided by Parent, MergerCo or Merger Sub in writing specifically for inclusion in the Proxy Statement.


                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 4.1 Conduct of  Business  by the  Company  Pending the Merger.  The
Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless MergerCo shall otherwise agree in writing, the Company shall conduct its business, shall cause the businesses of its wholly-owned Subsidiaries to be conducted and shall use its reasonable efforts to cause the businesses of CCC and its Subsidiaries to be conducted only in, and the Company and its wholly-owned Subsidiaries shall not and the Company shall use its reasonable efforts to cause CCC and its Subsidiaries not to take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use all reasonable efforts to preserve substantially intact the business, assets and organization of the Company and its Subsidiaries; provided, however, that the Company shall not be required to take any such action with respect to CCC and its Subsidiaries to the extent such action would have a significant possibility, based on written advice of counsel, of constituting a breach by CCC's directors of their fiduciary duties to the stockholders of CCC under applicable law. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries shall and the Company shall use its reasonable efforts to cause CCC and its Subsidiaries not to, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of MergerCo (provided, however, that the Company shall not be required to take any such action with respect to CCC and its Subsidiaries to the extent such action would have a significant possibility, based on written advice of counsel, of constituting a breach by CCC's directors of their fiduciary duties to the stockholders of CCC under applicable law):

     (a) amend or otherwise change the Certificate of Incorporation or By-Laws of the Company or similar organizational documents of any of its Subsidiaries or the Stockholders Agreement (the "Stockholders Agreement") dated June 16, 1994 among InfoVest Corporation (predecessor to CCC), WRV, David M. Phillips and various funds managed by Loeb Partners Corporation or similar documents of the Company and its Subsidiaries;

     (b) except with respect to issuances by CCC or any of its Subsidiaries under existing benefit and incentive plans, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company or any of its Subsidiaries;

     (c) sell, pledge, dispose of or encumber any assets of the Company or any of its Subsidiaries, including without limitation the Company's or its Subsidiaries' interests in CCC, Cross Timbers Oil Company and the Partnership (except for (i) sales by CCC and its Subsidiaries of goods and services in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions by CCC of obsolete or worthless assets and (iii) sales by CCC of immaterial assets); provided, however, nothing in this Section 4.1(c) shall prohibit the consummation of the Asset Disposition if, after the consummation of the Asset Disposition, the representations and warranties of the Company made in
Section 2.9 would continue to be true and correct;

     (d) (i) except for regular dividends on the Company Series A Preferred Stock or any class of CCC capital stock, declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned Subsidiary of the Company and a wholly owned Subsidiary of CCC may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities or property in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its Subsidiaries, including, without limitation, shares of Company Stock; provided, however, nothing in this Section 4.1(d) shall prohibit the consummation of the Asset Disposition if, after the consummation of the Asset Disposition, the representations and warranties of the Company made in
Section 2.9 would continue to be true and correct;

     (e) (i) with respect to the Company and its wholly owned Subsidiaries only, except for the consummation of transactions described in Section 4.1(e) of the Company Disclosure Schedule in accordance with the terms described therein, and except for acquisitions by the Company which do not in the aggregate consist of more than $20,000,000 of consideration paid by the Company, acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, (ii) incur any indebtedness for borrowed money or issue any debt securities, except for short-term, working capital and commercial paper borrowings by CCC and its Subsidiaries incurred in the ordinary course of business consistent with past practice, or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person or, except for loans or advances made by CCC and its Subsidiaries in the ordinary course of business consistent with past practice, make any loans or advances, (iii) enter into or amend any material contract or agreement without the consent of MergerCo which shall not be unreasonably withheld, except by CCC and its Subsidiaries in the ordinary course of business, (iv) with respect to the Company and its wholly owned Subsidiaries only, authorize any capital expenditures or purchase of fixed assets, (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.1(e), (vi) with respect to the Company and its wholly owned Subsidiaries only, acquire any investment assets from the date of this Agreement without first providing all material details regarding any such acquisition to MergerCo or (vii) with respect to the Company and its wholly owned Subsidiaries only, acquire any investment assets after the date the proxy statement referred to in Section 5.2 is first mailed to the Company's stockholders in the aggregate in excess of $5,000,000;

     (f) except for payments required to be made pursuant to Section 4.3 or made pursuant to Section 4.8, (i) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company or its Subsidiaries who are not officers of the Company in the ordinary course of business in accordance with past practice, (ii) increase the amount otherwise payable pursuant to any Company Plan as a result of the Merger or otherwise, (iii) grant any severance or termination pay (other than pursuant to existing agreements or arrangements disclosed in Section 4.1(f) of the Company Disclosure Schedule) to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any of its wholly owned Subsidiaries or (iv) with respect to the Company and its wholly owned Subsidiaries, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law;

     (g) except as may be required as a result of a change in law or in generally accepted accounting principles, take any action to change in any material respect accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

     (h) make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of any statute of limitations;

     (i) without the prior consent of Parent, which shall not be unreasonably withheld, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement or the September 30, 1997 Balance Sheet, in the case of the Company, and the CCC SEC Reports filed prior to the date of this Agreement, in the case of CCC and its Subsidiaries, or incurred in the ordinary course of business and consistent with past practice; or

     (j) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1 (a) through (i) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     SECTION 4.2 Notice of Acquisition Proposal.

     (a) Immediately after the earlier of (i) the date the Company or any of its Subsidiaries enters into any confidentiality agreement with any person or entity in connection with an Acquisition Proposal (as defined below) and (ii) the date the Company receives an Acquisition Proposal which includes a definitive price, the Company agrees to notify MergerCo of entering into such confidentiality agreement or the receipt of such Acquisition Proposal or any modification of or amendment to such Acquisition Proposal. Such notice to MergerCo shall be made orally and in writing, and shall indicate whether the Company has provided, is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company. An "Acquisition Proposal" shall be any inquiries or proposals regarding any merger, sale of substantial assets, reorganization, recapitalization, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving the Company or any Subsidiaries of the Company other than the Merger and the Asset Disposition.

     (b) Solicitation of Acquisition Proposals. Notwithstanding anything in this Agreement to the contrary, any officer or director of the Company may, in accordance with such officer's or director's fiduciary duty to stockholders of the Company under applicable law, solicit, respond to inquiries from, negotiate with, enter into confidentiality agreements with, and/or grant access to nonpublic information regarding the Company or any of its Subsidiaries to any Third Party (as defined in Section 7.1) in connection with the creation of an Acquisition Proposal.

     SECTION 4.3 Actions With Respect To Company Plans.

     (a) The Company shall take all reasonable action prior to the Effective Time towards the goal of ensuring that all of the amounts payable at any time on or after the date hereof by the Company in connection with (I) the WRC Deferred Benefit Plan, as approved by the Company's Board of Directors and adopted by the sole shareholder of the Company on or about September 24, 1993, (II) the WRC Voluntary Deferred Compensation Plan, as approved by the Company's Board of Directors and adopted by the sole shareholder of the Company on or about September 24, 1993, and (III) the WRC Directors' Deferred Compensation Plan, as approved by the Company's Board of Directors on or about August 8, 1996 (collectively, the "Deferral Plans"), will be deductible in the Company's 1997 taxable year for federal income tax purposes, which actions shall include (but not be limited to) the following:

          (i) on or prior to December 30, 1997, (a) the Company's Board of Directors shall take all necessary and/or appropriate steps to amend each of the Deferral Plans (which steps shall include securing the prior written consent to such amendments of all participants in the Deferral Plans) so that each Deferral Plan requires payment to each participant therein of the entire amount in such participant's Deferred Retirement Benefit Account or Deferred Compensation Account (as defined in the Deferral Plans), as the case may be, no later than December 30, 1997, (b) all such amounts shall be paid to such participants in full in cash (subject to required withholding), and (c) each Deferral Plan shall be terminated;

          (ii) on or prior to December 29, 1997, the employment of each of Robert Marto and Bonnie Stewart with the Company and its Subsidiaries shall terminate, and the Company and its Subsidiaries shall take all other steps deemed necessary or appropriate by MergerCo to ensure that neither Mr. Marto nor Ms. Stewart is an employee of the Company or its Subsidiaries, within the meaning of Treasury Regulation Section 1.162- 27(c)(2), or otherwise provides services in any capacity to the Company or any Subsidiary, at any time after December 29, 1997, which steps shall include but not be limited to (i) securing the written resignation of Mr. Marto as Chief Executive Officer and President of the Company and of each Subsidiary in which he serves in such capacity and from any other office that he holds in the Company or any Subsidiary, all of which such resignations shall be effective on or prior to December 29, 1997, (ii) securing the written resignation of Ms. Stewart as Corporate Secretary of the Company and of each Subsidiary in which she serves in such capacity and from any other office that she holds in the Company or any Subsidiary, all of which such resignations shall be effective on or prior to December 29, 1997, and (iii) appointing effective upon the resignation of Mr. Marto or Ms. Stewart, as the case may be, as the new Chief Executive Officer, President, Corporate Secretary or other officer of the Company and of each Subsidiary in which either Mr. Marto or Ms. Stewart held such office one or more individuals, each of whose total compensation from the Company and its Subsidiaries for each of 1997 and 1998 will be less than $1,000,000 (notwithstanding the foregoing, Mr. Marto may serve from and after the termination of his employment as an independent director of the Company provided that he does not provide any services to the Company or any Subsidiary in the nature of services that would customarily be provided by an executive officer or any other employee of the Company or any Subsidiary);

          (iii) if the Closing shall not have occurred prior to January 31, 1998, then on or prior to January 31, 1998, the Company shall deliver to each person who was a participant in one or more Deferral Plans at any time during calendar year 1997, an Internal Revenue Service Form W-2 (or such other Internal Revenue Service document as shall be appropriate) which reflects the aggregate amount paid in 1997 to such person under the Deferral Plans and the aggregate amount of all Acceleration Payments paid in 1997 to such person; and

     (b) Prior to the Effective Time, (a) the Company's Board of Directors must take all necessary and/or appropriate steps to amend the WRC 1993 Incentive Compensation Plan, as approved by the Company's Board of Directors and adopted by the sole shareholder of the Company on or about September 24, 1993 (the "Incentive Plan") to provide for payment in cash prior to the Effective Time of all amounts to which the participants are entitled thereunder, (b) all such amounts shall be paid in full in cash (subject to the required withholding), and
(c) the Incentive Plan shall be terminated.

     SECTION 4.4 Voting. The Company covenants and agrees that during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, neither the Company nor any of its wholly-owned Subsidiaries, without the prior written consent of MergerCo,
(i) shall vote any shares of Cross Timbers Oil Company or CCC in favor of, or give any written consent with respect to, (a) any amendment of the charter or by-laws of Cross Timbers Oil Company or CCC or (b) any merger of, sale of all or substantially all of the assets of, or any similar transaction with respect to Cross Timbers Oil Company or CCC or (ii) shall give any consent with respect to its interest in the Partnership.

     SECTION 4.5 Fairness Opinion. The Company covenants and agrees to use its best efforts to obtain the fairness opinion referred to in Section 6.1(d).

     SECTION 4.6 Partnership Debt. The Company covenants and agrees to use its reasonable efforts to assist MergerCo to cause the Partnership to have no indebtedness as of the Effective Time, if so requested by MergerCo.

     SECTION 4.7 CCC Board Seats. The Company covenants and agrees to use its reasonable efforts in accordance with its rights under the Stockholders Agreement to cause four designees of MergerCo to be validly appointed as of the Effective Time to the Board of Directors of CCC in place of the Company's four designees to such Board.

     SECTION 4.8  Acceleration  Payments.  Notwithstanding  any covenant in this
Article IV, in addition to any payments required to be made by the Company pursuant to Section 4.3, the Company may pay, on or prior to December 30, 1997, to the participants in the Deferral Plans an aggregate amount of up to $7,500,000 (the "Acceleration Payments") as an incentive for participants in the Deferral Plan to agree to permit the Company to accelerate the payment to them of certain amounts under such Deferral Plan.

     SECTION 4.9  Indemnity  Agreements.  Notwithstanding  any  covenant in this
Article IV, the Company may enter into an Indemnification Agreement, in the form of Exhibit C hereto, with each officer and director of the Company.

     SECTION 4.10 Lease. The Company agrees not to amend, extend or renew its lease for office space in White Plains, New York except for an extension on a month to month basis on terms reasonably acceptable to Parent.

     SECTION 4.11 Contributions. Notwithstanding any covenant in this Article IV, the Company may contribute up to $2,000,000 in the aggregate to Hanover Accessories, Inc. and any other company acquired by the Company after September 30, 1997.

     SECTION 4.12 Trust Assets. Prior to the Effective Time, the assets (the "Trust Assets") of the Company and its Subsidiaries set forth on Exhibit E hereto plus up to $1,000,000 in cash will be permitted to be granted to a Trustee (the "Liquidating Trustee") for the benefit of the stockholders of the Company immediately prior to the Effective Time. The Liquidating Trustee will have the obligation of disposing of the assets and remitting the proceeds thereof to the beneficiaries of the trust in accordance with each such stockholder's proportionate common equity interest in the Company. The terms of the trust, and the transfer of the assets thereto shall be pursuant to terms mutually agreed upon by Parent and Company, to be negotiated by Parent and Company in good faith. In the event that (i) the Company and Parent are not able to reach an agreement with respect to the terms of the trust and the transfer of the assets thereto or (ii) the Company determines that it is not practicable to establish the trust prior to the Effective Time, the Company shall be permitted to sell the Trust Assets, pursuant to an agreement that Parent reasonably determines will not subject the Company to any additional liabilities or obligations, prior to the Effective Time; provided, that no such sale of Trust Assets shall be to an "affiliate" or "associate" of the Company as such terms are defined in the Securities Exchange Act of 1934, as amended.

     SECTION 4.13 Tax Returns. The Company agrees to make all necessary filings, on or prior to March 15, 1998, to extend the period for filing its 1997 federal and state, if any, Tax Returns. The Company agrees not to file any federal or state income Tax Return for 1997 prior to the termination of this Agreement in accordance with its terms.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

     SECTION 5.1 HSR Act; Etc. As promptly as practicable after the date of the execution of this Agreement, the Company and Parent shall file notifications under and in accordance with the HSR Act. The Company and Parent shall respond as promptly as practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority (foreign or domestic) in connection with antitrust matters.

     SECTION 5.2 Proxy Statement.

     (a) As soon as practicable following the date of this Agreement, the Company shall prepare and file the Proxy Statement, reasonably acceptable to Parent, with the SEC and shall use its best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable, and, in addition, shall also take any action required to be taken under applicable law in connection with the consummation of the transactions contemplated by this Agreement. Parent and the Company shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the provisions of this Section 5.2.

     (b) Prior to the date of approval of the Merger by Company's stockholders, each of Parent, MergerCo, Merger Sub, the Company and WRV shall correct promptly any information provided by it to be used specifically in the Proxy Statement that shall have become false or misleading in any material respect, and, the Company shall take all steps necessary to file with the SEC and have cleared by the SEC any amendment or supplement to the Proxy Statement as so corrected to be disseminated to the stockholders of Company to the extent required by applicable law. Without limiting the generality of the foregoing, the Company shall notify MergerCo promptly of the receipt of the comments of the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement, or for additional information, and shall supply MergerCo with copies of all written correspondence and details of all oral correspondence between the Company or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Proxy Statement. Whenever any event occurs which is required to be described in an amendment or a supplement to the Proxy Statement, the Company shall, upon learning of such event, promptly prepare, file and clear with the SEC and mail to the stockholders of Company such amendment or supplement; provided, however, that, prior to such mailing, (i) the Company shall consult with MergerCo with respect to such amendment or supplement, (ii) the Company shall afford MergerCo reasonable opportunity to comment thereon and (iii) each such amendment or supplement shall be reasonably satisfactory to MergerCo.

     SECTION 5.3 Stockholders Meeting. The Company shall call and hold the Company Stockholders Meeting and provide the Proxy Statement to its stockholders in connection therewith as promptly as practicable and in accordance with applicable laws for the purpose of voting upon the approval of the Merger and the adoption of the Merger Agreement, the Asset Disposition, and if the Company transfers Trust Assets to the Liquidating Trustee as described in Section 4.12, such transfer to the Liquidating Trustee. Unless the Board of Directors of the Company determines in good faith after consultation with and based upon the written advice of their respective outside legal counsel, that to do so would have a significant possibility of constituting a breach of their fiduciary duties to stockholders under applicable law, the Company shall (i) recommend approval of the transactions contemplated by this Agreement by the stockholders of the Company and include in the Proxy Statement such recommendation and (ii) use all reasonable efforts to solicit from stockholders of the Company proxies in favor of adoption of this Agreement and approval of the transactions contemplated hereby, and shall take all other action necessary or advisable to secure the vote or consent of stockholders to obtain such approvals.

     SECTION 5.4 Access to Information. The Company shall (and shall cause each of its wholly owned Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of MergerCo reasonable access during normal business hours, during the period prior to the Effective Time, to all of the properties, books, contracts, commitments and records of the Company and its wholly owned Subsidiaries and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to MergerCo all information concerning its business, properties and personnel of the Company and its Subsidiaries as MergerCo or its representatives may reasonably request, and shall make available to MergerCo or its representatives the appropriate individuals (including attorneys, accountants and other professionals) for such discussion of the business, properties and personnel of the Company and its Subsidiaries as MergerCo or its representatives may reasonably request; provided, however, that any such access shall be conducted in such a manner as not to interfere unreasonably with the business or operation of the Company or any of its Subsidiaries. Without in any way limiting the foregoing, the Company shall afford or, with respect to CCC and its subsidiaries, use reasonable efforts to afford, MergerCo and its representatives access, reasonably acceptable to MergerCo, to (i) all board of directors minutes of, and all information and reports provided to the board of directors of, CCC and each of its Subsidiaries, (ii) all of the management of CCC and each of its Subsidiaries to discuss financial and accounting matters, (iii) all information and reports provided to any of the Company and its wholly owned Subsidiaries, provided, however, the Company need not make such information available to MergerCo if the directors of the Company determine, based on written advice of counsel, that providing such information to MergerCo would have a significant possibility of subjecting the directors of the Company to liability for breach of their fiduciary duties under applicable law, (iv) the employees of the Company and its wholly-owned Subsidiaries and any advisors and consultants responsible for preparing the Company's tax returns and (v) the Company and its advisors, including without limitation Ernst & Young, the Company's independent accountants, regarding the Company's expected tax liabilities (or credits) for the year ending December 31, 1997.

     SECTION 5.5 Consents; Approvals. The Company, WRV, Parent, MergerCo and Merger Sub shall each use all reasonable efforts to obtain all consents and approvals, and the Company, WRV, Parent, MergerCo and Merger Sub shall make all filings (including, without limitation, all filings with federal, state and local governmental or regulatory agencies), required to be made by it in connection with the authorization, execution and delivery of this Agreement by the Company, WRV, Parent, MergerCo and Merger Sub and the consummation by them of the transactions contemplated by each hereby, in each case as promptly as practicable. The Company, WRV, Parent, MergerCo and Merger Sub shall furnish promptly all information required to be included in the Proxy Statement or for any application or other filing to be made pursuant to the rules and regulations of any federal, state or local governmental body in connection with the transactions contemplated by this Agreement.

     SECTION 5.6 Notification of Certain Matters. The Company shall give prompt notice to MergerCo, and Parent and MergerCo shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty by such party contained in this Agreement to become materially untrue or inaccurate, or (ii) any failure of the Company, WRV, Parent, MergerCo or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 5.7 Further Action. Upon the terms and subject to the conditions hereof each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

     SECTION 5.8 Public Announcements. MergerCo, Parent, Merger Sub, WRV and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, after timely providing the other party with the text of such release or statement and consulting with the other party with respect thereto, issue such press release or make such public statement as may upon the advice of outside counsel be required by law or the rules and regulations of Nasdaq.

     SECTION 5.9 Conveyance Taxes. MergerCo, Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed at or before the Effective Time.

     SECTION 5.10 Maintenance of Assets. For the benefit of the Company's officers and directors, Parent agrees that, unless the Indemnity Agreement is assumed by Parent in accordance with Section 9 thereof, for a period of at least two years following the Effective Time, the Surviving Corporation will remain in existence and continue to hold net assets worth at least $50,000,000.


                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     SECTION 6.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger and the Subsidiary Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) Stockholder Approval. This Agreement, the transactions contemplated hereby, including the Merger, and the Asset Disposition shall have been approved and adopted by the requisite vote of the stockholders of the Company;

     (b) HSR Act. The waiting period applicable to the consummation of the Merger and the Subsidiary Merger under the HSR Act shall have expired or been terminated;

     (c) No Injunctions or Restraints; Illegality. No statute, rule, regulation, executive order, decree, ruling, temporary restraining order, preliminary or permanent injunction or other order shall have been enacted, entered, promulgated, enforced or issued by any court or governmental authority of competent jurisdiction or shall otherwise be in effect which prohibits, restrains, enjoins or restricts the consummation of the Merger or the Subsidiary Merger;

     (d) Fairness Opinion. The Company shall have received a written opinion, dated as of the date the proxy statement referred to in Section 5.2 is furnished to the Company's stockholders, from a nationally recognized investment banking firm, addressed to the Company and its board of directors, that the transactions contemplated by this Agreement, including, without limitation, the Merger and the Asset Disposition, are fair to the stockholders of the Company from a financial point of view.

     (e) Merger and Subsidiary Merger. Each of the Merger and Subsidiary Merger shall be consummated simultaneously at the Effective Time.

     SECTION 6.2 Additional Conditions to Obligations of Parent, MergerCo and Merger Sub. The obligations of Parent and MergerCo to effect the Merger and the obligations of Merger Sub to effect the Subsidiary Merger are also subject to the satisfaction of the following conditions in all material respects (other than Section 6.2(a) which must be satisfied in all respects):

     (a) Representations and Warranties. The representations and warranties of the Company contained in Section 2.14 hereof shall be true and correct in all respects at and as of the Effective Time as if made at and as of such time, with the same force and effect as if made at and as of the Effective Time, and Parent, MergerCo and Merger Sub shall have received a certificate to such effect signed by the chief executive officer and the chief financial officer of the Company;

     (b) Representations and Warranties. The representations and warranties of the Company contained in this Agreement other than those described in Section 6.2(a) shall be true and correct in all respects at and as of the Effective Time as if made at and as of such time, with the same force and effect as if made at and as of the Effective Time, except for (x) changes specifically contemplated by this Agreement and (y) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), and except to the extent the failure of such representations and warranties to be true and correct at and as of the Effective Time would not, or would not be likely to, individually or in the aggregate diminish the value of the Company and its Subsidiaries taken as a whole by more than $25 million, and Parent, MergerCo and Merger Sub shall have received a certificate to such effect signed by the chief executive officer and the chief financial officer of the Company.

     (c) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time, and MergerCo and Merger Sub shall have received a certificate to such effect signed by the chief executive officer and the chief financial officer of the Company, and the Company shall have performed or complied with the provisions of Section 4.3 at or prior to the dates specified in Section 4.3, and MergerCo and Merger Sub shall have received a certificate to such effect signed by the chief executive officer and the chief financial officer of the Company.

     (d) No Company Material Adverse Change. There shall not have occurred any event or change in circumstances involving the Company or any of its Subsidiaries (including without limitation a decrease in the Public Trading Price from the Historic Public Trading Price of the capital stock of Cross Timbers Oil Company, CCC or Northwest Airlines Corp.), that, when taken together with all other such events or changes in circumstances, MergerCo reasonably determines will, or is reasonably likely to, diminish the value of the Company and its Subsidiaries taken as a whole by more than $25 million (other than to the extent the Merger Price has been decreased for such change pursuant to
Section 1.11) or is reasonably likely to prevent the consummation of the transactions contemplated by the Merger Agreement or the Subsidiary Merger.

     (e) Consents. All consents and approvals from all federal, state and local governmental agencies and other third parties reasonably required by Parent, MergerCo or Merger Sub to consummate the transactions contemplated hereby shall have been received.

     (f) No Appraisal Rights. Holders of no more than seven percent (7%) of the Company Common Stock shall be entitled to assert appraisal rights.

     (g) Asset Disposition. The Company shall have consummated the Asset Disposition in a manner reasonably satisfactory to Parent and MergerCo.

     (h) Opinion of Counsel. The Company shall have furnished Parent, MergerCo and Merger Sub with the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Company, in substantially the form attached hereto as Exhibit D.

     (i) Board of CCC. Four designees designated by MergerCo (if designated by MergerCo) shall have been validly appointed to the Board of Directors of CCC in place of the Company's four designees to such Board, which such Board shall consist of not more than seven directors.

     (j) Pricing Certificate. Parent shall have received a certificate, reasonably acceptable to Parent, signed by the chief executive officer and chief financial officer of the Company detailing the calculation of the amounts necessary for each clause in Section 1.11 to calculate the Merger Price.

     (k) CCC Acquisition. Neither CCC nor any of its Subsidiaries shall have acquired, or shall have agreed to acquire, (by merger, consolidation or acquisition of stock or assets) any material corporation, partnership or other business organization or division thereof outside of the computer software or data service industries.

     SECTION 6.3 Additional Conditions to Obligation of the Company and WRV. The obligations of the Company to effect the Merger and WRV to effect the Subsidiary Merger are also subject to the satisfaction of the following conditions in all material respects:

     (a) Representations and Warranties. The representations and warranties of MergerCo and Merger Sub contained in this Agreement shall be true and correct in all respects at and as of the Effective Time, as if made at and as of such time, except for (i) changes specifically contemplated by this Agreement, and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date) with the same force and effect as if made at and as of the Effective Time, and the Company shall have received a certificate to such effect signed by the chief executive officer and the chief financial officer of MergerCo and Merger Sub; and

     (b) Agreements and Covenants. MergerCo and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the chief executive officer of MergerCo and Merger Sub;


                                   ARTICLE VII

                                   TERMINATION

     SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

     (a) by mutual written consent duly authorized by the Boards of Directors of Parent, MergerCo and the Company; or

     (b) by Parent, MergerCo, Merger Sub, the Company or WRV if each of the Merger and the Subsidiary Merger shall not have been consummated by April 30, 1998, which date may be extended by the Company for up to forty-five days with the written consent of Parent, not to be unreasonably withheld, if the failure to consummate the Merger is the result of delays in the review of the Proxy Statement by the SEC, which delay is not the result of a material act or omission of the Company (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

     (c) by Parent, MergerCo, Merger Sub, the Company or WRV if a court of competent jurisdiction or governmental, regulatory or administrative agency or the SEC shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or the Subsidiary Merger (provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party who has not complied with its obligations under Section
5.5 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action); or

     (d) by Parent, MergerCo or Merger Sub, if the requisite vote of the stockholders of the Company shall not have been obtained at a duly held meeting of such stockholders or any adjournment thereof by April 30, 1998, which date may be extended by the Company for up to forty-five days with the written consent of Parent, not to be unreasonably withheld, if the failure to hold such meeting is the result of delays in the review of the Proxy Statement by the SEC, which delay is not the result of a material act or omission of the Company; or

     (e) by Parent, MergerCo, Merger Sub, the Company or WRV, if (i) the Board of Directors of the Company shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger in a manner adverse to Parent or MergerCo, (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company an Alternative Transaction (as defined below); or (iii) a tender offer or exchange offer for 25% or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or MergerCo or an affiliate of Parent or MergerCo) and the Board of Directors of the Company recommends that the stockholders of the Company tender their shares in such tender or exchange offer; provided, that, the Company shall not be entitled to exercise any termination rights under this Section 7.1(e) unless the Board of Directors of the Company determines in good faith upon written advice of outside legal counsel that a failure to take any of the actions referred to in (i), (ii) or (iii) above would have a significant possibility of constituting a breach of their fiduciary duties to stockholders under applicable law.

     As used herein, "Alternative Transaction" means any of (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than Parent or MergerCo or their designated affiliates (a "Third Party") directly or indirectly acquires or would acquire shares of Company Common Stock, or other securities exchangeable for or convertible into shares of Company Common Stock, in excess of 25% of the shares of Company Common Stock outstanding as of the date hereof, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of the Company or any of its Subsidiaries by a merger, acquisition of assets, acquisition of stock or other business combination (whether or not the Company or any of its significant Subsidiaries is the entity surviving any such merger or business combination) or (iii) any other transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of Subsidiaries of the Company and any entity surviving any merger or business combination including any of them) of the Company or any of its Subsidiaries having a fair market value equal to more than 25% of the fair market value of all the assets of the Company immediately prior to such transaction.

     SECTION 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in Section 7.3 hereof, and (ii) nothing herein shall relieve any party from liability for any breach hereof occurring prior to termination.

     SECTION 7.3 Expenses Upon Termination.

     (a) The Company shall pay Parent the Parent's, MergerCo's and Merger Sub's (including their affiliates) out-of-pocket expenses up to a maximum amount of $1.5 million upon the termination of this Agreement by Parent, MergerCo, Merger Sub, the Company or WRV pursuant to Section 7.1(b) (unless the failure to consummate the Merger was solely as a result of a breach by Parent or MergerCo of its obligations under this Agreement), Section 7.1(c) (only if the failure of the Company to comply with its obligations under Section 5.5 materially contributed to the issuance of the applicable order, decree or ruling or taking of action), Section 7.1(d) or Section 7.1(e).

     (b) Parent shall pay the Company the Company's out-of-pocket expenses up to a maximum amount of $1.5 million upon the termination of this Agreement by Parent, MergerCo or the Company pursuant to Section 7.1(b) (only if the failure to consummate the Merger was solely as a result of a breach by Parent, MergerCo or Merger Sub of its obligations under this Agreement) or 7.1(c) (only if the failure of Parent, MergerCo or Merger Sub to comply with its obligations under
Section 5.5 materially contributed to the issuance of the applicable order, decree or ruling or taking of action).

     (c) The amounts payable pursuant to Section 7.3(a) or 7.3(b), as the case may be, shall be paid within one business day after the termination of this Agreement by Parent, MergerCo, Merger Sub, the Company or WRV pursuant to
Section 7.1(b), Section 7.1(c), Section 7.1(d) or Section 7.1(e).

     (d) The payment of expenses pursuant to this Section 7.3 shall not be an exclusive remedy in the event of a breach of this Agreement.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.1 Non-Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the consummation of the transactions contemplated hereby, but shall terminate at the Closing, except for such agreements which expressly by their terms survive the Closing.

     SECTION 8.2 Investigations; Disclosure. Subject to Section 8.1, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. Any disclosure made with reference to one or more sections of the Company Disclosure Schedule shall be deemed disclosed only with respect to such section.

     SECTION 8.3 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation of receipt, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

         (a)      If to Parent, MergerCo or Merger Sub, to such party at:

                  c/o Harvard Private Capital Group, Inc.
                  600 Atlantic Avenue, 26th Floor
                  Boston, Massachusetts 02210
                  Attention:   Michael R. Eisenson

                  Telecopier:  (617) 523-1063
                  Telephone:  (617) 523-4400

                  With a copy to:

                  Larry J. Rowe, Esq.
                  Ropes & Gray
                  One International Place
                  Boston, Massachusetts  02110

                  Telecopier:  (617) 951-7050
                  Telephone:  (617) 951-7407

         (b)      If to the Company or WRV:

                  White River Corporation
                  777 Westchester Avenue, Suite 201
                  White Plains, New York  10604

                  Telecopier No.:  (914) 251-0313
                  Telephone No.:  (914) 251-0237
                  Attention:  Robert T. Marto
                              President and Chief Executive Officer
                              Michael E. B. Spicer
                              Chief Financial Officer


                  With a copy to:

                  Alexander M. Dye, Esq.
                  LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                  125 West 55th Street
                  New York, New York  10019

                  Telecopier No.: (212) 424-8500
                  Telephone No.: (212) 424-8000

     SECTION 8.4 Definitions. For purposes of this Agreement, the term:

     (a) "Affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

     (b) "Beneficial Owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

     (c) "Business Day" means any day other than a day on which banks in The Commonwealth of Massachusetts or New York City are required or authorized to be closed;

     (d) "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

     (e) "Generally Accepted Accounting Principles" shall mean United States generally accepted accounting principles;

     (f) "Historic Public Trading Price" means:

          (i) with respect to a security which is listed on a recognized securities exchange or the Nasdaq National Market System ("NMS"), the average of the last sales prices (or, if no sale occurred on such date, at the last "bid" price thereon) for each business day during the period beginning on September 30, 1997 and ending on (and including) November 6, 1997; and

          (ii) with respect to a security which is traded over-the-counter (other than on the NMS), the average of the last "bid" prices for each business day during the period beginning on September 30, 1997 and ending on (and including) November 6, 1997.

     (g) "Person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

     (h) "Public Trading Price" means:

          (i) with respect to a security which is listed on a recognized securities exchange or the NMS, the average of the last sales prices (or, if no sale occurred on such date, at the last "bid" price thereon) for each business day during the five business days ending on the day before the satisfaction of all of the conditions in Section 6.2, other than Section 6.2(d), and of Sections 6.1(a) and (b); and

          (ii) with respect to a security which is traded over-the-counter (other than on the NMS), the average of the last "bid" prices for each business day during the five business days ending on the day before the satisfaction of all of the conditions in Section 6.2, other than Section 6.2(d), and of Sections 6.1(a) and (b).

     (i) "Rights Agreement" means the Rights Agreement dated December 14, 1993 between the Company and First Chicago Trust Company of New York, as Rights Agent; and

     (j) "Subsidiary" or "Subsidiaries" of the Company, the Surviving Corporation or any other person means any of (i) any corporation, partnership, joint venture or other legal entity of which the Company or the Surviving Corporation or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity as well as (ii) CCC and its Subsidiaries in the case of the Company.

     (k) "wholly owned Subsidiary" shall mean, with respect to the Company, all of the Company's Subsidiaries other than CCC and CCC's Subsidiaries.

     SECTION 8.5 Definitions. The following terms are defined in the Sections hereof listed below:

"Acceleration Payments"                              Section 4.8
"Acquisition Proposal"                               Section 4.2
"Agreement"                                          Preamble
"Alternative Transaction"                            Section 7.1(e)
"Antitrust Division"                                 Section 5.1
"Applicable Merger Price"                            Section 1.7(b)
"Asset Disposition"                                  Recitals
"Benefit Costs"                                      Section 2.11
"CCC"                                                Section 2.2
"CCC Common Stock"                                   Section 2.3(b)
"CCC SEC Reports"                                    Section 2.7(a)
"CCC Series C Preferred Stock"                       Section 2.3(b)
"CCC Series D Preferred Stock"                       Section 2.3(b)
"CCC Series E Preferred Stock"                       Section 2.3(b)
"Certificate"                                        Section 1.7(b)
"Certificate of Merger"                              Section 1.2
"Code"                                               Section 1.7(d)
"Common Stock Merger Price"                          Section 1.11(a)
"Company"                                            Preamble
"Company Common Stock"                               Recitals
"Company Deposit"                                    Section 1.7(a)
"Company Disclosure Schedule"                        Section 2.3(a)
"Company Intangible Property Rights"                 Section 2.18(a)
"Company Permits"                                    Section 2.6(b)
"Company Plans"                                      Section 2.11
"Company SEC Reports"                                Section 2.7(a)
"Company Series A Preferred Stock"                   Recitals
"Company Series B Preferred Stock"                   Section 2.3(a)
"Company Stock"                                      Recitals
"Company Stockholders Meeting"                       Section 2.13
"Deferral Plans"                                     Section 4.3
"DGCL"                                               Recitals
"Dissenting Shares"                                  Section 1.7(e)
"Effective Time"                                     Section 1.2
"Environmental Laws"                                 Section 2.17
"ERISA"                                              Section 2.11
"Exchange Act"                                       Section 2.5(a)
"Exchange Agent"                                     Section 1.7(a)
"Exchange Fund"                                      Section 1.7(a)
"Excluded Assets"                                    Recitals
"Excluded Liabilities"                               Recitals
"FTC"                                                Section 5.1
"HSR Act"                                            Section 2.5(d)
"Incentive Plan"                                     Section 4.3
"IRS"                                                Section 2.11
"Laws"                                               Section 2.5(c)
"Liens"                                              Section 2.3(a)
"Material Adverse Effect"                            Section 1.13
"Merger"                                             Recitals
"MergerCo"                                           Preamble
"Merger Price"                                       Section 1.11(a)
"NWA Preferred"                                      Section 2.7(c)
"Options"                                            Section 2.7(c)
"Parent"                                             Preamble
"PBGC"                                               Section 2.11
"Proxy Statement"                                    Section 2.13
"Purchasing LLC"                                     Recitals
"SEC"                                                Section 2.7(a)
"Securities Act"                                     Section 2.3(a)
"September 30, 1997 Balance Sheet"                   Section 2.9
"September 30 Cash Amount"                           Section 2.7(c)
"Series A Merger Price"                              Section 1.7(b)
"Share"                                              Recitals
"Statement of Assets"                                Section 1.11(b)
"Stockholders Agreement"                             Section 4.1(a)
"Surviving Corporation"                              Section 1.1(a)
"Tax" or "Taxes"                                     Section 2.16(a)
"Tax Returns"                                        Section 2.16(a)
"Third Party"                                        Section 7.1(e)

     SECTION 8.6 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.7 Waiver. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 8.8 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     SECTION 8.10 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     SECTION 8.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto by operation of law or otherwise, without the prior written consent of the other parties, and any attempt to make any such assignment shall be null and void.

     SECTION 8.12 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, except as specifically set forth in Section 5.10.

     SECTION 8.13 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 8.14 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware.

     SECTION 8.15 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 8.16 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Company Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Company Disclosure Schedule identifies the exception with particularity. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

     SECTION 8.17 Expenses. Except as otherwise expressly provided herein, Parent, MergerCo and the Company shall each pay all of their respective costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including without limitation, legal, accounting fees and disbursements.




               [Remainder of this page intentionally left blank.]


     IN WITNESS WHEREOF, the Company, WRV, Parent, MergerCo and Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                     WHITE RIVER CORPORATION


                                     By:  /s/ Robert T. Marto
                                     Title: President & CEO


                                     WHITE RIVER VENTURES, INC.


                                     By: /s/ Robert T. Marto
                                     Title: President & CEO


                                     DEMETER HOLDINGS CORPORATION



                                     By: /s/ Mark A. Rosen
                                     Title: Authorized Signatory

                                     By: /s/ Michael R. Eisenson
                                     Title: Authorized Signatory



                                     WRC MERGER CORP.

                                     By: /s/ Mark A. Rosen
                                     Title: Authorized Signatory


                                     By: /s/ Michael R. Eisenson
                                     Title: Authorized Signatory



                                     WRV MERGER CORP.


                                     By: /s/ Mark A. Rosen
                                     Title: Authorized Signatory


                                     By: /s/ Michael R. Eisenson
                                     Title: Authorized Signatory




                           EXHIBIT A - EXCLUDED ASSETS

Hanover Accessories, Inc.

The following subsidiaries of the Company unless dissolved or merged out of existence prior to the Effective Time: White River Partners, Inc., White River Reinsurance Holdings, Ltd., White River Life Reinsurance, Ltd., and WR Associates LLC.

An aggregate of $3.3 million of term notes of Hanover Accessories, Inc. held by White River Partners, Inc. unless canceled without payment or otherwise paid by Hanover Accessories, Inc.

An aggregate of $3.3 million of term notes of White River Partners, Inc. held by White River Enterprises, Inc. unless canceled without payment or otherwise paid by White River Partners, Inc.



                                    EXHIBIT B


                             White River Corporation

                       Statement of Net Assets to be Sold

                               September 30, 1997


Statement of Net Assets to be Sold............................................2

Notes to Statement of Net Assets to be Sold...................................3



                             White River Corporation
                      Statement of Net Assets to be Sold***

                               September 30, 1997


Dollars in thousands
Assets
Cash and cash equivalents                                          $   191,164
Investment securities, at market value (adjusted cost: $33,577)         90,340
Other investments, at adjusted cost (fair value: $44,304)               21,848
Other assets                                                               367
                                                                   -----------
  Total assets                                                     $   303,719
Liabilities
Accrued expenses                                                   $     3,468
Deferred income tax liability                                           18,218
Employee benefit liabilities                                            22,422
                                                                   -----------
  Total liabilities                                                $    44,108
                                                                   -----------

Net assets to be sold                                              $   259,611
                                                                   ===========

               The accompanying notes are an integral part of this
                      statement of net assets to be sold.



*** Note: This Statement of Net Assets to be Sold ("Statement of Assets") is solely for the purpose of determining the consideration to be given to the stockholders of White River pursuant to the Agreement and Plan of Merger, dated as of December 11, 1997. Please note that this Statement of Assets does not constitute all of the assets and liabilities of White River which are set forth in White River's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.



                             White River Corporation
                        Notes to Statement of Net Assets


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying statement of net assets to be sold includes the accounts of White River Corporation ("White River" or the "Company"), exclusive of its interests in and balances related to wholly owned subsidiaries or the accounts of CCC Information Services Group, Inc. ("CCC") of which White River owns 36% of the total outstanding shares at September 30, 1997. The Statement of Net Assets to be Sold has been prepared in accordance with generally accepted accounting principles ("GAAP") and in connection with the proposed sale of certain net assets and is not intended to be a complete presentation of White River Corporation's assets and liabilities. In addition, the Company has included the deferred tax liability associated with the difference between the book and tax basis of the net assets to be sold. Such liaiblity would transfer to the acquirer only if the tax basis in such assets were to carryforward. The Statement of Net Assets to be Sold includes all adjustments considered necessary by management to fairly present the financial condition of the Company.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities as well as the disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents as of September 30, 1997 consist primarily of interest-bearing deposits with maturities of six days or less. The majority of such deposits are held by major banking institutions.

Investments

Investments classified by White River as investment securities include certain common shares, trust units and debt securities that are not restricted by contract or governmental statute or regulation as to resale and which have established fair market values. Investment securities as of September 30, 1997 include White River's interest in Cross Timbers common stock due to White River's demand registration rights relating to such securities. White River considers its investment securities to be available for sale.

Securities classified by White River as other investments are carried at adjusted cost, which reflects such securities' carrying value immediately preceding the adoption of SFAS No. 115, White River's internal valuation techniques are intended to provide good faith estimates of the fair values of the underlying securities for which objective market valuations are unavailable. The actual amounts realized on disposition of these other investments may differ significantly from such good faith estimates due to changes in facts and circumstances which occur or become quantifiable subsequent to the time that such estimates are made.

Incentive Compensation

White River ratably recognizes expense relating to its long-term incentive and director compensation plans (see Notes 5, 6 and 7) over the applicable service periods based upon projected future payments under these plans. For this purpose, such projected future payments are determined using the current end-of-period markets price of the Company's Common Stock.

Income taxes

The income taxes payable at September 30, 1997 is reduced by payments made to the Internal Revenue Service by the Company on behalf of the Company and its wholly owned subsidiaries.

The Company provides for deferred income taxes which reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. In this context, the tax effect is measured using the statutory tax rate expected to apply to taxable income in the periods in which the deferred tax liability or asset is expected to be settled or realized. Furthermore, deferred tax assets are recorded net of a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

NOTE 2. INVESTMENTS

Investment securities as of September 30, 1997 consisted of the following:


                                               Adjusted         Carrying
In thousands                                     Cost             Value
----------------------------------------     -------------   --------------
Cross Timbers Oil Company; common stock      $      30,780   $       87,750
Other                                                2,797            2,590
                                             -------------   --------------
  Total investment securities                $      33,577   $       90,340
                                             =============   ==============



Other investments as of September 30, 1997 consisted of the following:


                                               Adjusted         Carrying
In thousands                                     Cost             Value
---------------------------------------      -------------   --------------
Richard C. Blum & Associates - NWA
Partners, L.P.;
  limited partnership interest               $      21,848   $       21,848
                                             -------------   --------------
  Total other investments                    $      21,848   $       21,848
                                             =============   ==============

As of September 30, 1997, the investment securities portfolio contained unrealized gains of $56.8 million.

NOTE 3.  ACCRUED EXPENSES

Accrued expenses as of September 30, 1997 consisted of the following:

In thousands
Accrued compensation                                   $ 1,033
Income taxes payable                                     1,485
Accrued professional fees                                  917
Other                                                       33
                                                       -------
Total accounts payable and accrued expenses            $ 3,468
                                                       =======

NOTE 4.  INCOME TAXES

Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant   components  of  the  Company's  deferred  income  tax  assets  and liabilities as of September 30, 1997 measured using the Federal statutory tax rate, are as follows:

In thousands
Deferred income tax assets related to:
  Employee and director compensation accruals          $ 8,209
  Other                                                    143
                                                       -------
    Deferred income tax asset                            8,352
                                                       -------
Deferred income tax liabilities related to:
  Investments                                           26,570
                                                       -------
    Deferred income tax liability                       26,570
                                                       -------
      Net deferred income tax liability                $18,218
                                                       =======

NOTE 5.  RETIREMENT PLANS

White River has established two non-qualified plans under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the purpose of providing deferred compensation benefits for certain management employees. The White River Voluntary Deferred Compensation Plan (the "Deferred Compensation Plan") and the White River Deferred Benefit Plan (together wth the Deferred Compensation Plan, the "Retirement Plans") both became effective on December 31, 1993. The Retirement Plans are unfunded and the employees' right to receive future payments thereunder represent an unsecured claim against the general assets of White River. In the event that a change in control, as defined by the Retirment Plans, occurs, the provisions of these plans require the White River Board to cause the creation and funding by White River of a trust with cash payments, shares of Common Stock, or a combination thereof sufficient to cover the value of the plan's obligations. The recorded liabilities related to the Retirement Plans totaled $15.3 million as of September 30, 1997.

Benefit payments made pursuant to the Retirement Plans will be made in cash or shares of Common Stock (for certain balances) at the discretion of the Compensation Committee of the White River Board (the "Compensation Committee").

NOTE 6.  INCENTIVE COMPENSATION PLANS

The White River 1993 Incentive Compensation Plan (the "Incentive Plan") is a non-qualified plan under ERISA and provides for granting to offices and key employees of White River and its participating subsidiaries various types of incentive awards including non-qualified and incentive stock options ("Stock Options"), stock appreciation rights ("SARs"), and performance units ("Performance Units"). The Compensation Committee is responsible for the general administration of the Incentive Plan. As of September 30, 1997, no Stock Options or SARs have been awarded pursuant to the Incentive Plan.

Performance Units are conditional grants of a specified maximum number of shares of Common Stock or equivalent amount of cash, payable at the end of a specified period, subject to the achievement of specific financial goals and measures of individual performance, as determined by the Compensation Committee. The financial goal for full payment of Performance Units is a 15% annual return on stockholders' equity ("ROE") measured as the change in book value per common and common equivalent share (as adjusted for dividends paid, stock splits and other adjustments necessary to reflect true economic value) over the applicable performance period (the "Performance Target"). At an ROE of 15% or above, Performance Units will become fully payable. At an ROE of less than 15%, the percentage of Performance Units paid will be determined by the Compensation Committee and may result in no payout at all.

NOTE 6.  INCENTIVE COMPENSATION PLANS (continued)

A summary of Performance Unit award activity follows:


                                                                Number of
                                                            Performance Units
                                                           ------------------
Outstanding as of December 31,1996                                     94,500
  Awarded                                                               7,500
  Canceled                                                           (14,000)
                                                           ------------------
Outstanding as of September 30, 1997                                   88,000
                                                           ==================

The recorded liability related to the Incentive Plan totaled $2.0 million as of September 30, 1997. All Performance Units outstanding as of September 30, 1997 expire on September 23, 1999.

NOTE 7.  COMPENSATION OF DIRECTORS

At December 31, 1996, there were 99,865 shares outstanding related to performance units granted to Directors (the "Director Performance Units"). Such units vest based on the attainment of specific performance targets. On June 30, 1997, 64,865 performance units became fully vested and were transferred to the Directors's Deferred Compensation Plan (see below). At September 30, 1997, 35,000 Director Performance Units remained outstanding. Such units would vest, subject to the attainment of specific performance targets through September 23, 1999. The recorded liability related to the Director Performance Units was $0.8 million as of September 30, 1997.

Effective August 8, 1996, the White River Board adopted the White River Directors' Deferred Compensation Plan (the "Directors Plan"). The Directors Plan is similar to the Deferred Compensation Plan and allows Eligible Directors to defer receipt of Directors' compensation. The Directors Plan will be unfunded and the directors' right to receive future benefits thereunder will represent an unsecured claim against the general assets of White River. As of September 30, 1997, the recorded liability related to the Directors Plan was $4.3 million.

NOTE 8.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair values of the Company's financial instruments as of September 30, 1997 were as follows:


                                              Carrying            Fair
In thousands                                    Value             Value
                                             ------------       ----------
Financial assets:
   Cash and cash equivalents                     $191,164         $191,164
   Investment securities                           90,340           90,340
   Other investments                               21,849           44,304
   Other financial assets                             301              301
                                             ============       ==========
Financial liabilities:
   Other financial liaibilities                  $  4,894         $  4,894
                                             ============       ==========

The following methods and assumptions were used by White River to estimate the fair value of each class of financial instruments for which it is practicable to estimate such value:

Cash and Cash Equivalents. The carrying amount of these assets approximates or equals their fair value.

Investment  Securities  and  Other  Investments.   Fair  values  of  investments
securities are based on quoted market prices which equal carrying value, and fair values of other investments have been derived from quoted market values for similar unrestricted securities or determined using internal appraisal techniques and policies.

Other Financial Assets. This caption includes investment income receivable, and certain other receivables. The carrying amount of these assets approximates their fair value.

Other Financial Liaibilities. This caption includes payables on taxes due to the federal and state governments, accruals for certain employee related compensation and certain other payables. The carrying amount of these liabilities approximates their fair value.

NOTE 9.  COMMITMENTS AND CONTINGENCIES

The Company leases an office facility under the terms of a noncancelable operating lease which expires on January 31, 1998. At September 30, 1997, future minimum lease payments were as follows:


Dollars in thousands
Year ending December 31,                        Amount
---------------------------------------      --------------
1997                                               $   52
1998                                                   17
                                             --------------
  Total                                            $   69
                                             ==============

NOTE 10.  LEGAL PROCEEDINGS

The Company is a party to various legal proceedings in the ordinary course of its business. The Company's management believes that the ultimate resolution of these matters will not have a material effect on the Company's consolidated financial position.

NOTE 11.  SUBSEQUENT EVENT

On October 14, 1997, White River received a $26.3 million distribution on its investment in the Richard C. Blum & Associates - NWA Partners LP ("NWA Partners"), which holds equity securities in Northwest Airlines Corporation ("NWA Corp."). The distribution represented White River's share of proceeds arising primarily from the redemption of NWA Partners' investment in preferred stock of NWA Corp., but also in part due to the sale of 0.7 million shares of NWA Corp. common stock subject to a call option.




                                    EXHIBIT C


                            INDEMNIFICATION AGREEMENT

     This  Agreement  is made this ____ day of  December,  1997,  by and between
White  River   Corporation,   a  Delaware   corporation  (the  "Company"),   and
____________ ("Indemnitee").

                                   WITNESSETH

     WHEREAS, the By-laws of the Company, as of the date hereof, provides for indemnification of officers and directors of the Company; and

     WHEREAS, the Company is considering engaging in a business combination transaction in which the ownership of the Company will be changed by merger; and

     WHEREAS, the Company wished to create certainty as to the availability of indemnification of its officers and directors prior to entering into such business combination transaction; and

     WHEREAS, the Company, in order to induce the Indemnitee to continue to serve the Company, has agreed to provide the Indemnitee with the benefits contemplated by this Agreement which benefits are intended to supplement any benefits provided by the By-laws of the Company; and

     WHEREAS, as a result of the provision of such benefits, the Indemnitee has agreed to serve as [an officer][a director] of the Company;

     NOW, THEREFORE, in consideration of the promises, conditions, representations and warranties set forth herein, including the Indemnitee's continuing service to the Company, the Company and Indemnitee hereby agree as follows:

     1. Definitions. The following terms, as used herein, shall have the following respective meanings:

          (a) "Covered Amount" means any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with a Proceeding.

          (b)  "Excluded Claim" means payment made in connection with any claim:

               (i) Based upon or attributable to Indemnitee gaining in fact any personal profit or advantage to which Indemnitee is not entitled; or

               (ii) For the return by  Indemnitee  of any  remuneration  paid to
                    Indemnitee without the previous approval of the stockholders of the Company which is illegal; or

               (iii)For an  accounting  of profits in fact from the  purchase or sale by Indemnitee of securities of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or similar provisions of any state law; or

               (iv) Resulting from Indemnitee's knowingly fraudulent,  dishonest or willful misconduct; or

               (v) The payment of which the Company under this Agreement is not permitted by applicable law to make.

          (c) "Proceeding" means any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Company to procure a judgment in its favor).

     2. Indemnification. The Company shall, to the fullest extent permitted by applicable law as then in effect, indemnify Indemnitee if Indemnitee was or is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be so involved in any Proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against any Covered Amounts, subject to the further provisions of this Agreement.

     3. Excluded Coverage.

          (a) The Company shall have no obligation to indemnify Indemnitee for and hold him harmless from any Covered Amounts which have been determined, by final adjudication by a court of competent jurisdiction, to constitute an Excluded Claim.

          (b) The Company shall have no obligation to indemnify Indemnitee and hold Indemnitee harmless from any Covered Amounts to the extent that Indemnitee is actually indemnified by the Company pursuant to the Company's By-laws or otherwise indemnified.

     4. Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this
Agreement:

          (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Company within twenty
               (20) days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law or requested by the Company at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Agreement.

          (b)  Procedure for Determination of Entitlement to Indemnification.

               (i) To obtain indemnification under this Agreement, Indemnitee shall submit to the Secretary of the Company a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than one hundred twenty (120) days after receipt by the Company of the written request for indemnification together with the Supporting Documentation. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors or its designee in writing that the Indemnitee has requested indemnification.

               (ii) The Indemnitee's  entitlement to indemnification  under this
                    Agreement  shall be determined in one of the following ways:
                    (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change in Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board of Directors consisting of Disinterested Directors is not attainable or, even if attainable, a majority of such Disinterested Directors so directs; (C) by the stockholders of the Company (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in
                    Section 4(c).

               (iii)In  the   event  the   determination   of   entitlement   to
                    indemnification is to be made by Independent Counsel pursuant to Section 4(b)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change in Control shall have occurred or if there are no Disinterested Directors, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

          (c) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Agreement, if a Change in Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 4(b)(i), and thereafter the Company shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4(b) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within one hundred twenty (120) days after receipt by the Company of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification and the Indemnitee shall be entitled to such indemnification unless
               (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful.

          (d)  Remedies of Indemnitee.

               (i)  In the  event  that a  determination  is made,  pursuant  to
                    Section 4(b) that the Indemnitee is not entitled to indemnification under this Agreement, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial Proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (c) if a Change in Control shall have occurred, in any such judicial Proceeding or arbitration the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Agreement.

               (ii) If a  determination  shall  have been made or deemed to have been made, pursuant to Section 4(b) or (c), that the Indemnitee is entitled to indemnification, the Company shall be obligated to pay the amounts constituting such indemnification within fifteen (15) business days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. (The events referred to in subparagraph (A) and (B) are each referred to hereafter as a "Disqualifying Event".) In the event that (x) advancement of expenses is not timely made pursuant to Section 4(a) or (y) payment of indemnification is not made within fifteen (15) business days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4(b) or (c), the Indemnitee shall be entitled to seek judicial enforcement of the Company's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Company may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of a Disqualifying Event; provided, however, that in any such action the Company shall have the burden of proving the occurrence of such Disqualifying Event.

               (iii)The  Company  shall  be  precluded  from  asserting  in  any judicial Proceeding or arbitration commenced pursuant to this Section 4(d) that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

               (iv) In the event that the  Indemnitee,  pursuant to this Section
                    4(d), seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

          (e)  Definitions. For purposes of this Section 4:

               (i) "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such change in control shall be deemed to have occurred if
                    (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing thirty
                    (30) percent or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

               (ii) "Disinterested Director" means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

               (iii)"Independent  Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (A) the Company or the Indemnitee in any matter material to either such party or
                    (B) any other party to the Proceeding giving rise to a claim for indemnification under this Agreement. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Agreement.

     5. Settlement. The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company's prior written consent. The Company shall not settle any claim in any manner which would impose any fine or any obligation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

     6. Rights Not Exclusive. The right of indemnification provided in this Agreement shall not be exclusive of any other rights to which the Indemnitee may otherwise be entitled, and the provisions of this Agreement shall inure to the benefit of the heirs and legal representatives of the Indemnitee and shall be applicable to Proceedings commenced or continuing after the execution of this Agreement arising from acts or omissions occurring before or after such execution and before any Change in Control becomes effective.

     7. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     8. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

     9. Assignment; Release. The Indemnitee hereby acknowledges and agrees that the obligations and rights of the Company hereunder may be assumed at any time on or after the date hereof by Demeter Holdings Corporation and by Indemnitee's signature hereto, Indemnitee agrees that upon any such assumption, Indemnitee will release and hold harmless the Company from and after such assumption from any claim arising under this Agreement, provided that in the event that such assumption shall occur within two years of a Change in Control, the assuming party shall agree to hold net assets worth at least $50,000,000 for a period of two years from the date such Change in Control becomes effective.

     10. Amendment. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in a writing signed by each of the parties hereto.

     IN WITNESS WHEREOF, the Company and Indemnitee have executed this Agreement as of the day and year first above written.


                                          WHITE RIVER CORPORATION

                                          By: ________________________
                                                Title:



                                          ----------------------------
                                          "Indemnitee"



Attest:
By:_______________________
     Title:

Witness



                                    EXHIBIT D

     1. Each of the Company and WRV is a corporation validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted.

     2. Each of the Company and WRV has all requisite corporate power and authority to execute, deliver and perform its respective obligations under the Merger Agreement. The Merger Agreement has been duly authorized, executed and delivered by each of the Company and WRV and constitutes the legal, valid and binding obligation of each of the Company and WRV, enforceable against each in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, transfer, moratorium or other law relating to or affecting creditors' rights generally and of general principles of equity (regardless of whether such enforceability is conducted in a proceeding at law or in equity).

     3. None of the execution and delivery of the Merger Agreement by each of the Company and WRV, the consummation of the Merger or the Subsidiary Merger or the performance by each of the Company and WRV of its respective obligations under the Merger Agreement will conflict with or constitute a violation under the Certificate of Incorporation or by-laws of the Company or WRV, under any law, rule or regulation applicable to the Company or WRV, or any judgment, order or decree known to us of any court or governmental authority binding upon the Company or WRV or either's properties or assets.

     4. None of the execution and delivery of the Merger Agreement by each of the Company and WRV, the consummation of the Merger or the Subsidiary Merger or the performance by either of the Company or WRV of its respective obligations under the Merger Agreement will conflict with, constitute a violation of or result in a breach of or a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or cause or permit the acceleration or modification of any rights or obligation under any agreement or instrument listed in Section 2.5(a)(i) of the Company Disclosure Schedule or listed as an exhibit to any Company SEC Reports.

     5. No consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory, administrative or other governmental body is required by the Company or WRV or with respect to their respective assets or properties or otherwise for the consummation of the transactions contemplated by the Merger Agreement that has not been obtained, except for the filing of the Merger Certificates with respect to the Merger and the Subsidiary Merger with the Secretary of State of the State of Delaware.

     6. Upon the filing of the Merger Certificates with the Secretary of State of the State of Delaware, each of the Merger and the Subsidiary Merger will be effective under the laws of the State of Delaware, with the effects described in the Merger Agreement.

     We have not independently verified the accuracy, completeness or fairness of the statements made or the information contained in the Proxy Statement, and we do not pass upon and do not assume any responsibility for such statements or information. In the course of the preparation by the Company of the Proxy Statement, we have participated in discussions with officers and other representatives of the Company and representatives of the independent public accountants for the Company in which the business and affairs of the Company and the contents of the Proxy Statement were discussed. On the basis of information that we have gained in the course of our representation of the Company in connection with the Company's preparation of the Proxy Statement and our participation in the discussions referred to above, we believe that the Proxy
Statement, as of the date of the Proxy Statement and as of the time of the approval of the stockholders of the Company required in connection with the Merger, complied and complies as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder with respect to information concerning the Company and the Merger. Based on such information and participation, we have no reason to believe that the Proxy Statement, as of its date or the date hereof, contained or contains any untrue statement of a material fact concerning the Company or the Merger or omitted or omits to state any material fact concerning the Company or the Merger necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. We express no opinion, however, as to the financial statements, including the notes and schedules thereto, or any other financial or accounting information set forth, incorporated or referred to in the Proxy Statement.


                                    EXHIBIT E

20,777 common shares and options to purchase 25,972 common shares of Faneuil ISG, Inc.

The Company's rights to any net proceeds from the Escrow Agreeement, dated July 31, 1996, by and among Precision CastParts Corp., those individuals and/or holders of the capital stock of NewFlo Corporation, and Republic National Bank of New York, as Escrow Agent.

The Company's rights to its share of any recovery in respect of any claims Rocky Mountain Financial Corporation might have against governmental entities regarding the loss of supervisory goodwill as a result of the passage of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. The Company's rights are derived in connection with a 1994 stock purchase agreement for the sale of Rocky Mountain to Metropolitan Federal Bank.

The right to receive 75% of the  reduction,  if any, in tax liability  resulting from the Surviving Corporation taking the position, at the Surviving Corporation's option and in its sole discretion, on any of its federal tax returns that the basis in the Company's interest in the Partnership is such that the Surviving Corporation's federal tax liability resulting from distributions made at any time by the Partnership is less than it would have been had the Surviving Corporation claimed no basis in its interest in the Partnership on its federal tax returns in excess of its allocable share of the income reported by the partnership for such year. Any amount payable as a consequence of such reduction in tax liability shall be paid to the Liquidating Trust as a purchase price adjustment.